EXHIBIT 10.3

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

March 3, 2017

among

GASTAR EXPLORATION INC.,

as Borrower

The Guarantors from time to time Party Hereto,

The Lenders Party Hereto,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Administrative Agent

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EXHIBITS:

Exhibit A – Form of Assignment and Assumption

Exhibit B – Form of Borrowing Request

Exhibit C – Form of Counterpart Agreement

Exhibit D – Form of Intercreditor Agreement

Exhibit E – Form of Mortgage

Exhibit F – Form of Security Agreement

Exhibit G – Form of Note

Exhibits H-1 through H-4 – Form of Tax Certificates

SCHEDULES:

Schedule I – Existing Loans

Schedule 1.01(a) – Mortgaged Properties

Schedule 1.01(b) – Drillco Excluded Property

Schedule 1.01(c) – Subject Leases

Schedule 2.01 – Commitments

Schedule 3.04 – Material Liabilities

Schedule 3.06 – Disclosed Matters

Schedule 3.13 – Capitalization

Schedule 3.15 – Bank Accounts

Schedule 3.17– Material Contracts

Schedule 3.18 – Gas Imbalances

Schedule 3.19 – Changes to Reserves

Schedule 3.20 – Marketing Agreements

Schedule 6.02 – Existing Indebtedness

Schedule 6.03 – Existing Liens

Schedule 6.07(c) – Investment Commitments

Schedule 6.07(g) – Existing Investments

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THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 3, 2017, is among GASTAR EXPLORATION INC., a Delaware corporation, as Borrower, CERTAIN SUBSIDIARIES OF BORROWER, as Guarantors, the LENDERS party hereto, and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent.

RECITALS

WHEREAS, the Borrower, Wells Fargo Bank National Association, as administrative agent and collateral agent (the “Existing Administrative Agent”) and issuing lender and each of the financial institutions party thereto as lenders (the “Existing Lenders”) are party to that certain Second Amended and Restated Credit Agreement dated as of June 13, 2013 (as amended, amended and restated, or otherwise modified from time to time, the “Existing Credit Agreement”), pursuant to which the Existing Lenders provided certain loans and extensions of credit to the Borrower;

WHEREAS, pursuant to that certain Master Reaffirmation and Assignment and Assumption of Liens and Security Interests (the “Master Assignment”) of even date herewith, the Existing Administrative Agent and the Existing Lenders have assigned to Administrative Agent, Collateral Agent and the Lenders all of their respective right, title and interest in and to the Existing Credit Agreement, and the deeds of trust, mortgages, security agreements and other instruments executed or delivered pursuant thereto;

WHEREAS, Borrower, Administrative Agent and the Lenders are willing to amend and restate the Existing Credit Agreement in order to provide for certain amendments thereto and to provide for the making of term loans, all on the terms set forth in this Agreement, which making of term loans and amendment and restatement in the form of this Agreement shall be subject to the satisfaction of certain conditions precedent set forth in this Agreement and the occurrence of the Effective Date;

WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence payment of all or any of such obligations and liabilities; that this Agreement amend and restate in its entirety the Existing Credit Agreement and renew and extend the extensions of credit under the Existing Credit Agreement, as so amended and restated; and that from and after the Effective Date the Existing Credit Agreement be of no further force or effect except as to evidence the incurrence of the obligations of Borrower and its Subsidiaries thereunder; and

WHEREAS, the Borrower has entered into that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of February 16, 2017, by and among the Borrower and each of the purchasers party thereto, pursuant to which the Borrower agreed concurrently with the borrowings hereunder to issue and sell additional common stock and its Senior Secured Second Lien Convertible Notes due 2022.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto hereby amend and completely restate the Existing Credit Agreement, effective as of the Effective Date as defined below, and do hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Acceptable Security Interest” means, with respect to any Property, a Lien which (a) exists in favor of the Administrative Agent for the benefit of the Secured Parties, (b) is superior to all Liens or rights of any other Person in the Property encumbered thereby (other than Permitted Liens), (c) secures the Obligations, and (d) is perfected and enforceable. Any requirement that the Credit Parties provide an Acceptable Security Interest with respect to any DrillCo PDP Reserves shall be satisfied if the applicable Credit Party grants a Wellbore Lien with respect to such DrillCo PDP Reserves and the Oil and Gas Properties owned by any Credit Party attributable thereto, so long as the Wellbore Lien meets the foregoing criteria.

“Accepting Lenders” has the meaning assigned to such term in Section 2.08(b).

“Acquisition” means, the acquisition by the Borrower or any Subsidiary, whether by purchase, merger (and, in the case of a merger with any such Person, with such Person being the surviving corporation) or otherwise, of all or substantially all of the Capital Stock of, or all or substantially all of the business, property or fixed assets of or business line or unit or a division of, any other Person engaged solely in the business of producing oil or natural gas or the acquisition by the Borrower or any Subsidiary of Property consisting of Oil and Gas Property.

“Additional Assets” means (a) Oil and Gas Properties prospective for the SCOOP and/or the STACK play, (b) the Capital Stock of a Person that becomes a Subsidiary as a result of the acquisition of such Capital Stock by the Borrower or another Subsidiary, (c) Capital Stock constituting a minority interest in any Person that at such time is a Subsidiary of the Company, and (d) other long-term assets that are used or useful in the Oil and Gas Business and related to Additional Assets; provided, however, that, in respect of (b) and (c) above, (i) the assets of the Subsidiary whose Capital Stock has been acquired consist primarily of Oil and Gas Properties prospective for the SCOOP and/or the STACK play (ii) the Borrower and/or the applicable Subsidiary has complied with Section 5.15 in connection with such acquisition.

“Administrative Agent” means Wilmington Trust, National Association, in its capacity as Administrative Agent under any of the Loan Documents, and any successor agent appointed pursuant to Article IX.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance Payment Contract” means any contract whereby any Credit Party either (a) receives or becomes entitled to receive (either directly or indirectly) any payment (an “Advance Payment”) to be applied toward payment of the purchase price of Hydrocarbons produced or to be produced from Oil and Gas Property owned by any Credit Party and which Advance Payment is, or is to be, paid in advance of actual delivery of such production to or for the account of the purchaser regardless of such production, or (b) grants an option or right of refusal to the purchaser to take delivery of such production in lieu of payment, and, in either of the foregoing instances, the Advance Payment is, or is to be, applied as payment in full for such production when sold and delivered or is, or is to be, applied as payment for a portion only of the purchase price thereof or of a percentage or share of such production; provided that inclusion of the standard “take or pay” provision in any gas sales or purchase contract or any other similar contract in the ordinary course of business shall not, in and of itself, constitute such contract as an Advance Payment Contract for the purposes hereof.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitment” means, at any time, the sum of the Commitments of all the Lenders at such time. As of the Effective Date, the Aggregate Commitment is $250,000,000.

“Aggregate Credit Exposure” means, as of any date of determination, the sum of the Credit Exposure of all of the Lenders as of such date.

“Agreement” means this Third Amended and Restated Credit Agreement, dated as of March 3, 2017, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption, including without limitation the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and other similar legislation in any other jurisdictions.

“Applicable Percentage” means, with respect to any Lender at any time, a percentage equal to a fraction, the numerator of which is such Lender’s Credit Exposure at such time and the denominator of which is the Aggregate Credit Exposure at such time.

“Applicable Premium” has the meaning assigned to such term in Section 2.09.

“Applicable Rate” means 8.50% per annum.

“Approved Fund” has the meaning assigned to such term in Section 10.04.

“Approved Petroleum Engineer” means Wright & Company, Inc. or any reputable firm of independent petroleum engineers selected by the Borrower and reasonably acceptable to the Majority Lenders.

“Ares” means (a) Ares Management LLC, its Affiliated investment managers and funds or accounts managed by any of them (but excluding any portfolio companies that are owned in whole or in part by any of the foregoing) and (b) any partner, member, manager, principal, director or officer of any of the foregoing.

“Asset Sale” means any Disposition by any Credit Party of any Property other than (a) Dispositions permitted by clauses (a), (b), (c), (d), (e), (f), (h) and (k) of Section 6.05, (b) Casualty Events and (c) any single Disposition or series of related Dispositions that involves Properties having a Fair Market Value not exceeding $2,000,000 and when aggregated together with all other Dispositions under this clause (c) the total does not exceed $10,000,000.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required under 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Majority Lenders, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Gastar Exploration Inc., a Delaware corporation, and its successors and permitted assigns.

“Borrowing Request” means a written request by the Borrower for a Loan in accordance with Section 2.03, which shall be substantially in the form of Exhibit B.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or lease obligations on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by S&P or P-2 by Moody’s, or carrying an equivalent rating by a “nationally recognized statistical rating organization” (within the meaning of proposed Rule 3b-10 promulgated by the SEC under the Exchange Act), if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory, the securities of which state, commonwealth, territory, political subdivision or taxing authority (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; and (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Oil and Gas Property of the Credit Parties.

“Change in Law” means the occurrence after the date of this Agreement or, with respect to the Administrative Agent or any Lender, such later date on which the Administrative Agent or such Lender becomes a party to this Agreement of (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental

Authority or (c) compliance by any Lender (or, for purposes of Section 2.11(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law” regardless of the date enacted, adopted or issued.

“Change of Control” means

(a)    any “person” or “group” (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than Ares or any Related Party thereof, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the outstanding Capital Stock normally entitled to vote in the election of directors (“Voting Stock”) of the Borrower (or its successor by merger, consolidation or purchase of all or substantially all of its assets);

(b)    the occurrence of a “Change of Control” as such term is defined under any Permitted Junior Lien Debt;

(c)    a disposition by Borrower or a Subsidiary pursuant to which Borrower or any Subsidiary sells, leases, licenses, transfers, assigns or otherwise Disposes, in one or a series of related transactions, all or substantially all of the properties or assets of Borrower and its Subsidiaries as determined by reference to the Borrower’s and its Subsidiaries’ financial statements on the last day of the most recently ended fiscal quarter, determined on a consolidated basis in accordance with GAAP; or

(d)    the Company’s stockholders approve any plan relating to the liquidation or dissolution of the Borrower.

“Charges” has the meaning assigned to such term in Section 10.15.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all assets, whether now owned or hereafter acquired by any Borrower or any other Credit Party, in which a Lien is granted or purported to be granted to any Secured Party as security for any Obligation.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans hereunder on the Effective Date. The amount of each Lender’s Commitment as of the Effective Date is set forth on Schedule 2.01.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Common Stock Purchase” means the purchase by Ares of shares of common stock of the Borrower on the Effective Date pursuant to the Securities Purchase Agreement.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation, amortization or depletion for such period and (iv) any non-cash charges or any extraordinary losses for such period, and minus (b) without duplication (i) all cash payments made during such period on account of reserves, restructuring charges and other non-cash charges added to Consolidated Net Income pursuant to clause (a)(iv) above in a previous period and (ii) to the extent included in determining such Consolidated Net Income, any extraordinary gains and all non-cash items of income for such period, all determined on a consolidated basis in accordance with GAAP; provided that, such Consolidated EBITDA shall be subject to pro forma adjustments for acquisitions and non-ordinary course asset sales assuming that such transactions had occurred on the first day of the applicable calculation period, which adjustments shall be made in accordance with the guidelines for pro forma presentations set forth by the SEC or in a manner otherwise acceptable to the Majority Lenders and with supporting documentation acceptable to the Majority Lenders.

“Consolidated Fixed Charges” means, as of the date of any payment of dividends under Section 6.09(e), the sum of (a) Consolidated Interest Expense of the Borrower and the Subsidiaries for the period of four fiscal quarters most recently ended for which financial statements are available, (b) the aggregate amount of scheduled principal payments made during such period in respect of long term Indebtedness of the Borrower and the Subsidiaries (other than payments made by the Borrower or any Subsidiary to the Borrower or a Subsidiary), (c) the aggregate amount of principal payments (other than scheduled principal payments) made during such period in respect of long term Indebtedness of the Borrower and the Subsidiaries, to the extent that such payments reduced any scheduled principal payments that would have become due within one year after the date of the applicable payment, (d) dividends paid in cash during such period on the Capital Stock of the Borrower together with the amount of dividends paid under Section 6.09(e) since the end of such period and including the amount of such dividends paid on the date of determination and (e) the aggregate amount of Taxes paid in cash by the Borrower and the Subsidiaries during such period. In the event that any Credit Party incurs, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems Disqualified Stock subsequent to the commencement of the period for which the Consolidated Fixed Charges are being calculated but prior to the event for which the calculation of such Consolidated Fixed Charges is made, then the Consolidated Fixed Charges shall be calculated giving pro forma effect to such incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock, as if the same had occurred at the beginning of the period.

“Consolidated Interest Expense” means, for any period, the sum of (a) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (b) any interest accrued during such period in respect of Indebtedness of the Borrower or any Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income or loss of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by the Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Subsidiary and (b) the income of any Person in which any other Person (other than the Borrower or a wholly owned Subsidiary or any director holding qualifying shares in accordance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or a wholly owned Subsidiary by such Person during such period.

“Consolidated Subsidiaries” means, for any Person, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means a deposit account, securities or commodity account control agreement, as applicable, to be executed and delivered among any Credit Party, the Administrative Agent and each bank at which such Credit Party maintains, any deposit, securities or commodity account, in each case, in form and substance acceptable to the Administrative Agent and the Majority Lenders, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Convertible Indenture” means that certain indenture, effective as of the Effective Date, governing the Convertible Notes, between Wilmington Trust, National Association, as trustee, and the Borrower, as issuer.

“Convertible Notes” means those certain senior second lien secured convertible notes due 2022, issued by the Borrower pursuant to the Securities Purchase Agreement on the Effective Date or on a later date as permitted by Section 6.02(k).

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit C delivered by a Guarantor pursuant to Section 5.14.

“Credit Exposure” means, with respect to any Lender at any time, the outstanding principal amount of such Lender’s Loans at such time.

“Credit Parties” means collectively, Borrower and each Guarantor, and each individually, a “Credit Party”.

“Declining Lender” has the meaning assigned to such term in Section 2.08(b).

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“Disposition” or “Dispose” means the sale, transfer, license, lease, exchange or other disposition (including any Sale and Leaseback Transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Capital Stock (which would not constitute Disqualified Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable for any consideration other than other Capital Stock (which would not constitute Disqualified Stock) at the sole option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Maturity Date.

“Dollars” or “$” refers to lawful money of the United States of America.

“DrillCo Agreement” means that certain Development Agreement dated as of October 14, 2016 by and between the Borrower and DrillCo Investor, as amended as permitted under this Agreement.

“DrillCo Contract Area” means the following locations in Kingfisher County, Oklahoma: Township 18 North – Range 6 West, Township 18 North – Range 7 West and Township 18 North – Range 8 West.

“DrillCo Excluded Property” means (a) as of the Effective Date, Oil and Gas Property listed on Schedule 1.01(b) and (b) at all times after the Effective Date, Oil and Gas Properties (whether owned as of the Effective Date or hereafter acquired by a Credit Party) in the DrillCo Contract Area other than Oil and Gas Properties hereafter acquired by any Credit Party to which DrillCo PDP Reserves are attributed.

“DrillCo Investor” means STACK Exploration LLC, a Delaware limited liability company.

“DrillCo Joint Well” means a “Joint Well Program Interest,” as that term is defined in the DrillCo Agreement, that is located in the DrillCo Contract Area.

“DrillCo Operating Agreement” means a “DrillCo Operating Agreement” as that term is defined in the DrillCo Agreement.

“DrillCo PDP Reserves” means the Proved Developed Producing Reserves of any Credit Party attributable to any well located in the DrillCo Contract Area.

“DrillCo Required Disposition” means an assignment to the DrillCo Investor of an interest in a DrillCo Joint Well in accordance with the DrillCo Agreement pursuant to a DrillCo Wellbore Assignment.

“DrillCo Wellbore Assignment” means a “Wellbore Assignment” as that term is defined in the DrillCo Agreement.

“Effective Date” has the meaning specified in Section 4.01.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means any Person that qualifies as an assignee pursuant to Section 10.04(b)(i); provided that, notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

“Eligible Contract Participant” means an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder.

“Environmental Laws” means all laws (including common law), rules, regulations, codes, ordinances, orders, determinations, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, pollution, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Credit Party directly or indirectly resulting from or based upon (a) violation of or liability under any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal (or arrangement for the disposal) of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Credit Party, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure of any Plan to satisfy the minimum funding standard applicable to that Plan for a plan year under Section 412 of the Code or Section 302 of ERISA; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Credit Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Credit Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Credit Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Credit Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Credit Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” has the meaning assigned to such term in Article VIII.

“Excluded Account” means (a) any deposit accounts that are designated to hold cash as collateral in support of performance bond obligations or other similar obligations or (b) any deposit accounts that are designated solely as accounts for, and are used solely for, employee benefits, taxes, payroll funding or petty cash in an amount not to exceed $500,000 in the aggregate.

“Excluded Hedges” means, collectively, Swap Agreements that (a) are basis differential only swaps for volumes of natural gas included under other Swap Agreements permitted by Section 6.08(a) or (b) are a hedge of volumes of Hydrocarbons by means of a price “floor” for which there exists no deferred obligation to pay the related premium or other purchase price or the only deferred obligation is to either pay the premium or other purchase price on each settlement date so long as such settlement date occurs at least monthly, or pay the financing for such premium or other purchase price.

“Excluded Swap Obligation” means with respect to any Guarantor, any obligation under any Swap Agreement if, and to the extent that, all or a portion of the guaranty by such Guarantor of, or the grant by such Guarantor of a security interest or lien to secure, or the provision by such Guarantor of other support of, such obligation is or becomes illegal under the Commodity Exchange Act by virtue of such party’s failure for any reason to constitute an Eligible Contract Participant at the time such guaranty, grant of security interest or lien or provision of support of, such Swap Obligation becomes effective. If an obligation arises under a master agreement governing more than one Swap Agreement, such exclusion shall apply only to the portion of such obligation that is attributable to Swap Agreements for which such guaranty, grant of security interest or lien to secure or provision of other support is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.12, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.12(f) and (g) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Administrative Agent” has the meaning assigned to such term in the recitals.

“Existing Credit Agreement” has the meaning assigned to such term in the recitals.

“Existing Indenture” means that certain Indenture, dated as of May 15, 2013 governing the Existing Notes, among the Borrower, as issuer, the guarantors party thereto from time to time and Wells Fargo Bank, National Association, as trustee.

“Existing Lenders” has the meaning assigned to such term in the recitals.

“Existing Loans” has the meaning assigned to such term in Section 2.02(a).

“Existing Notes” means the Borrower’s 8.625% senior secured notes due 2018.

“Fair Market Value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Borrower in good faith in accordance with generally accepted finance practices.

“FASB” means Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means that certain Fee Letter by and between the Borrower and the Administrative Agent dated as of the Effective Date, as may be amended, restated, supplemented or otherwise modified from time to time.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of any Credit Party. Any document delivered hereunder that is signed by a Financial Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Financial Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

“Fixed Charge Coverage Ratio” means, as of the date of any payment of dividends under Section 6.09(e), the ratio of (a) Consolidated EBITDA of the Borrower and the Subsidiaries for the period of four fiscal quarters most recently ended for which financial statements are available to (b) Consolidated Fixed Charges as of such date.

“Foreign Lender” means a Lender that is not a U.S. Person.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.03.

“Gas Imbalance” means (a) a sale or utilization by the Borrower or any of its Subsidiaries of volumes of natural gas in excess of its gross working interest, (b) receipt of volumes of natural gas into a gathering system and redelivery by the Borrower or any of its Subsidiaries of a larger or smaller volume of natural gas under the terms of the applicable transportation agreement, or (c) delivery to a gathering system of a volume of natural gas produced by the Borrower or any of its Subsidiaries that is larger or smaller than the volume of natural gas such gathering system redelivers for the account of the Borrower or any of its Subsidiaries, as applicable.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity properly exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (in this definition, the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranteed Liabilities” has the meaning assigned to such term in Section 7.01.

“Guarantor” means the Borrower (with respect to the Obligations of the other Credit Parties) and each Subsidiary that is a party hereto or hereafter executes and delivers to the Administrative Agent and the Lenders a Counterpart Agreement pursuant to Section 5.14 or otherwise.

“Hazardous Materials” means all explosive or radioactive materials, substances or wastes and all hazardous or toxic materials, substances or wastes or other chemicals or pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other materials, substances or wastes of any nature regulated pursuant to, or for which liability or standards of conduct may be imposed under, any Environmental Law.

“Hedge Modification” means the amendment, modification, cancellation, monetization, sale, transfer, assignment, early termination or other disposition of any Swap Agreement.

“Hydrocarbon Interests” all presently existing or after-acquired rights, titles and interests in and to oil and gas leases, oil, gas and mineral leases, other Hydrocarbon leases, mineral interests, mineral servitudes, overriding royalty interests, royalty interests, net profits interests, production payment interests and other similar interests. Unless otherwise qualified, all references to a Hydrocarbon Interest or Hydrocarbon Interests in this Agreement shall refer to a Hydrocarbon Interest or Hydrocarbon Interests of the Borrower or the Guarantors.

“Hydrocarbons” means, collectively, oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate and all other liquid or gaseous hydrocarbons and related minerals and all products therefrom, in each case whether in a natural or a processed state.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding those incurred in the ordinary course of business which are not greater than 60 days past the due date or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, but limited to the lesser of (i) the amount of such Indebtedness and (ii) the fair market value of the property securing such Indebtedness, (f) all Guarantees by such Person of Indebtedness of others to the extent of the lesser of the amount of such Indebtedness and the maximum stated amount of such Guarantee, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) attributable Indebtedness in respect of Sale and Leaseback Transactions and (k) all obligations of such Person relating to any Production Payment. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in (a) hereof, Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 10.03.

“Ineligible Institution” has the meaning assigned to it in Section 10.04(b).

“Information” has the meaning assigned to such term in Section 10.12.

“Initial Swap ISDA Counterparty” means, with respect to any Initial Swap Party ISDA, any Swap Counterparty (as defined in the Swap Intercreditor Agreement) to an Initial Swap Party ISDA (a) that is a party to the Swap Intercreditor Agreement on the Effective Date or (b) (i) that is acceptable to the Majority Lenders as evidenced by their written consent and (ii) becomes a party to the Swap Intercreditor Agreement.

“Initial Swap Party ISDAs” has the meaning assigned to such term in the Swap Intercreditor Agreement.

“Intercreditor Agreement” means that certain intercreditor agreement, dated as of the Effective Date, between the Administrative Agent and the trustee under the Convertible Indenture, as amended, supplemented or otherwise modified from time to time, which shall be substantially in the form of Exhibit D.

“Interest Payment Date” means each March 31st, June 30th, September 30th and December 31st of each fiscal year, or if such day is not a Business Day, the immediately following Business Day thereafter.

“Investment” means all direct or indirect investments by such Person in other Persons (including, without limitation, Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities (excluding any interest in an oil or natural gas leasehold to the extent constituting a security under applicable law), together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“IRS” means the United States Internal Revenue Service.

“Lead Lender” means Ares.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, any promissory notes executed in connection herewith, the Security Documents, the Fee Letter, the Master Assignment and any other agreements executed by any Credit Party in connection with this Agreement and designated as a Loan Document therein.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Majority Lenders” means (i) at any time prior to the Effective Date, Lenders having Commitments representing more than 50% of the Aggregate Commitment at such time and (ii) at any time on and after the Effective Date, Lenders having Credit Exposures representing more than 50% of the Aggregate Credit Exposure at such time.

“Master Assignment” has the meaning assigned to such term in the recitals hereto.

“Make-Whole Amount” shall be a cash amount equal to the greater of:

(a)    1.0% of the principal amount repaid, prepaid or accelerated; and

(b)    the excess of:

(i)    the present value at such repayment, prepayment or acceleration date or the date the Obligations otherwise become due and payable in full of (1) the sum of (A) the principal amount repaid, prepaid or accelerated plus (B) the Applicable Premium on such principal amount on September 1, 2019 plus (2) the interest accruing on such principal amount from the date of such repayment, prepayment or acceleration through September 1, 2019 (excluding accrued but unpaid interest to the date of such repayment, prepayment or acceleration), such present value to be computed using a discount rate equal to the Treasury Rate plus 50 basis points discounted to the repayment, prepayment or acceleration date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), over

(ii)    the principal amount of the Loans repaid, prepaid or accelerated.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole, (b) the ability of any Credit Party to perform any of its obligations under this Agreement and the other Loan Documents or (c) the validity or enforceability of any Loan Document against any Credit Party which is a party thereto or the rights of or benefits available to the Lenders under this Agreement and the other Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loans) and obligations in respect of one or more Swap Agreements of the Borrower or any one or more of the Subsidiaries in an aggregate principal amount exceeding $15,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the Swap Termination Value.

“Maturity Date” means March 3, 2022.

“Maximum Liability” has the meaning assigned to such term in Section 7.10.

“Maximum Rate” has the meaning assigned to such term in Section 10.15.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgaged Properties” means the Oil and Gas Properties listed on Schedule 1.01(a), together with any additional Oil and Gas Properties of the Borrower or any Subsidiary over which a Mortgage may hereafter be granted to Administrative Agent for the benefit of the Secured Parties pursuant to Section 5.10.

“Mortgages” means all mortgages, deeds of trust, amendments to mortgages, security agreements, assignments of production, pledge agreements, collateral mortgages, collateral chattel mortgages, collateral assignments, financing statements and other documents, instruments and agreements evidencing, creating, perfecting or otherwise establishing the Liens on the Mortgaged Properties as required by Section 5.10, which shall be substantially in the form of Exhibit E (with such changes thereto as may be reasonably requested by the Administrative Agent).

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any Credit Party or any ERISA Affiliate contributed or has any obligations (current or contingent).

“Natural Gas” means all natural gas, distillate or sulphur, natural gas liquids and all products recovered in the processing of natural gas (other than condensate) including, without limitation, natural gasoline, coalbed methane gas, casinghead gas, iso-butane, normal butane, propane and ethane (including such methane allowable in commercial ethane).

“Net Cash Proceeds” means, (A) with respect to any Disposition or series of related Dispositions of any assets (including any Oil and Gas Property and Capital Stock of any Subsidiary) by the Borrower or any Subsidiary, the excess, if any, of (a) the sum of cash and Cash Equivalents received in connection with such Disposition or Dispositions, but only as and when so received, over (b) the sum of (i) the principal amount of any Indebtedness that is secured by such asset or assets and that is required to be repaid in connection with such Disposition or Dispositions (other than the Loans) and (ii) the reasonable and documented out-of-pocket expenses (including Taxes) incurred by the Borrower or such Subsidiary in connection with such Disposition or Dispositions and (B) with respect to any Hedge Modification by the Borrower or any Subsidiary, the excess, if any, of (a) the sum of cash and Cash Equivalents received in connection with such Hedge Modification (after giving effect to any netting arrangements), over (b) the out-of-pocket expenses (including Taxes) incurred by the Borrower or such Subsidiary in connection with such Hedge Modification.

“Non-Core Assets” means the Oil and Gas Properties of the Borrower or any Subsidiary within (i) the WEHLU field in Oklahoma and (ii) the undeveloped acreage to the East of WEHLU located in 15N 4W and 14N 4W in Oklahoma County, Oklahoma.

“Non-DrillCo Assets” means any Property located in the DrillCo Contract Area and owned or acquired by the Borrower or any Subsidiary thereof but not necessary or desirable for the Borrower to produce, operate, maintain, and plug and abandon the DrillCo Joint Wells described in the Development Plans (as defined in the DrillCo Agreement).

“NYMEX” means the New York Mercantile Exchange.

“Obligations” means all obligations, liabilities and indebtedness (monetary (including post-petition interest, whether or not allowed) or otherwise) of each Credit Party from time to time owed to the Administrative Agent or any Lender under any Loan Document, including any make-whole amounts (including the Make-Whole Amount), any repayment or prepayment premiums (including the Applicable Premium) and any accrued and unpaid interest, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due. For the avoidance of doubt, it is understood and agreed that any Make-Whole Amount or Applicable Premium shall be presumed to be the liquidated damages sustained by each Lender as a result of the early termination of the Loans and the Credit Parties agree that such amounts shall constitute Obligations under this Agreement.

“Off-Balance Sheet Liability” of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capital Lease Obligation, (iii) any liability under any so-called “synthetic lease” transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from the foregoing clauses, operating leases and usual and customary oil, gas and mineral leases.

“Offer” has the meaning assigned to such term in Section 2.08(b)

“Oil and Gas Properties” means Hydrocarbon Interests; the properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including all units created under orders, regulations and rules of any Governmental Authority having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, the lands covered thereby and all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and properties in anywise appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing. Unless otherwise qualified, all references to an Oil and Gas Property or to Oil and Gas Properties in this Agreement shall refer to an Oil and Gas Property or Oil and Gas Properties of Borrower or its Subsidiaries.

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation, organization or formation, as amended, and its by-laws, as amended, (b) with respect to any limited partnership, its certificate of limited partnership or formation, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, and (d) with respect to any limited liability company, its certificate of formation or articles of organization, as amended, and its limited liability company agreement or operating agreement, as amended.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant” has the meaning assigned to such term in Section 10.04(a).

“Participant Register” has the meaning assigned to such term in Section 10.04.

“Payment Currency” has the meaning assigned to such term in Section 7.07.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a)    Liens imposed by law for Taxes, assessments or other governmental charges or levies which are not yet delinquent or which (i) are being contested in good faith by appropriate proceedings diligently conducted, (ii) the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect;

(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, and contractual Liens granted to operators and non-operators under oil and gas operating agreements, in each case, arising in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Property and securing obligations that are not overdue by more than 60 days or which (i) are being contested in good faith by appropriate proceedings, (ii) the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect;

(c)    contractual Liens which arise in the ordinary course of business under oil and gas leases, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, marketing agreements, processing agreements, development agreements, gas balancing agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements and seismic or other geophysical permits or agreements, which Liens are limited to the Oil and Gas Property and related property that is the subject of such agreement, arising out of or pertaining to the operation or the production or sale of Hydrocarbons produced from the Oil and Gas Property, provided that any such Lien referred to in this clause does not materially impair the use of the property covered by such Lien for the purposes for which such property is held by the Borrower or any Subsidiary or materially impair the value of such property subject thereto;

(d)    pledges and deposits in connection with workers’ compensation, unemployment insurance and other social security laws or regulations;

(e)    Liens on cash and securities and deposits to secure the performance of bids, trade contracts, leases, statutory obligations (excluding Liens arising under ERISA), surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, which are in the ordinary course of business and which are in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(f)    Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies, or under general depositary agreements, and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by Borrower or any of its Subsidiaries to provide collateral to the depository institution;

(g)    judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VIII;

(h)    easements, zoning restrictions, rights-of-way, servitudes, permits, surface leases, and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and that, in the aggregate, do not materially detract from the value of the affected property or materially impair the use of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(i)    royalties, overriding royalties, reversionary interests and similar burdens granted by the Borrower or any Subsidiary with respect to the Oil and Gas Property owned by the Borrower or such Subsidiary, as the case may be, if the net cumulative effect of such burdens does not operate to deprive the Borrower or any Subsidiary of any material right in respect of its assets or properties (except for rights customarily granted with respect to such interests) and the net cumulative effect is deducted in the calculation of PV10;

(j)    Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Borrower or any Subsidiary in the ordinary course of business covering the property under the lease;

(k)    unperfected Liens reserved in leases (other than oil and gas leases) or arising by operation of law for rent or compliance with the lease in the case of leasehold estates; and

(l)    defects in or irregularities of title (other than defects or irregularities of title to Oil and Gas Property), if such defects or irregularities do not deprive the Borrower or any Subsidiary of any material right in respect of its assets or properties;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Junior Liens” means a Lien that is junior in priority to the Liens securing the Obligations (pursuant to the Intercreditor Agreement, an intercreditor substantially identical to the Intercreditor Agreement or an intercreditor agreement in form and substance satisfactory to the Administrative Agent and the Majority Lenders in their sole discretion), granted by the Borrower or any Guarantor in favor of the holders of Permitted Junior Lien Debt (or any collateral agent, trustee or representative in connection therewith).

“Permitted Junior Lien Debt” means any Indebtedness of the Borrower and the Guarantors constituting Permitted Refinancing Indebtedness of the Convertible Notes to the extent permitted by Section 6.02(l) and Section 6.09 that is secured by a Permitted Junior Lien; provided that on or before the date such Indebtedness is incurred, the agent or trustee for such Indebtedness, on behalf of itself and each holder of Permitted Junior Lien Debt, becomes a party to the Intercreditor Agreement or an intercreditor agreement substantially identical thereto or executes and delivers an intercreditor agreement in form and substance satisfactory to the Administrative Agent and the Majority Lenders in their sole discretion.

“Permitted Junior Lien Obligations” means Permitted Junior Lien Debt and all other obligations in respect thereof.

“Permitted Prior Liens” means Liens described in Section 6.03(a) and in clauses (b), (d), (e), (f), (h) and (i) of Section 6.03 that, by operation of law, have priority over the Liens securing the Obligations.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Borrower or any Subsidiary, and Indebtedness constituting Guarantees thereof by the Borrower or any Subsidiary, incurred or issued solely in exchange for, renewing or extending, or the Net Cash Proceeds of which are used solely to extend, refinance, renew, replace, defease or refund, Convertible Notes, in whole or in part, from time to time; provided that:

(a)    the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness being so refinanced plus the amount of any accrued interest, premiums, fees and expenses incurred in connection with such Permitted Refinancing Indebtedness; provided that (i) if the principal amount of the Indebtedness being so refinanced is reduced in connection with a debt exchange or similar transaction, then the principal amount of such Permitted Refinancing Indebtedness shall not exceed the principal amount of the Indebtedness being so refinanced after taking into account any discount or reduction that may have resulted from such exchange or similar transaction and (ii) such Permitted Refinancing Indebtedness shall not consist of additional borrowings or issuances of Indebtedness above what is required to refinance the Indebtedness being so refinanced;

(b)    such Permitted Refinancing Indebtedness does not provide for any scheduled repayment, mandatory redemption or payment of a sinking fund obligation prior to the date that is 180 days after the fifth anniversary of the Effective Date (except for any customary offer to repurchase such Indebtedness as a result of asset sales or the occurrence of a “Change of Control” under and as defined in the Convertible Indenture);

(c)    the covenants, default and remedy provisions, mandatory prepayment, repurchase and redemption provisions of such Permitted Refinancing Indebtedness, taken as a whole, are not materially more restrictive to the Borrower and its Subsidiaries than those imposed by the Convertible Notes being refinanced;

(d)    the cash interest rate, the overall effective interest cost and the weighted average yield (with the comparative determinations to be made by the Majority Lenders in a manner consistent with generally accepted finance practices) applicable to such Permitted Refinancing Indebtedness does not exceed the greater of (i) the cash interest rate, the overall effective interest cost and the weighted average yield (as calculated above) of the Convertible Notes being refinanced and (ii) the prevailing market cash interest rate, overall effective interest cost and weighted average yield (as calculated above) then in effect for similarly situated credits at the time such Permitted Refinancing Indebtedness is incurred (provided that such cash interest rate, the overall effective interest cost and the weighted average yield (as calculated above) shall not in any event exceed 15.0%);

(e)    (i) the default interest rate shall not exceed 2.0% and (ii) any make-whole premiums, non-call protections or other premiums must be on prevailing market terms;

(f)    the aggregate cash interest payments do not exceed $15,000,000 in any fiscal year;

(g)    such Permitted Refinancing Indebtedness is unsecured or secured solely by Permitted Junior Liens; and

(h)    no Subsidiary of the Borrower is required to Guarantee such Permitted Refinancing Indebtedness unless such Subsidiary is (or concurrently with any such Guarantee becomes) a Guarantor hereunder.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Petroleum Industry Standards” means Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Production Payment” means the grant or transfer by the Borrower or any of its Subsidiaries to any Person of a royalty, overriding royalty, net profits interest, production payment, partnership or other interest in Oil and Gas Property, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties, in which the holder of such interests is entitled to receive a specified volume or value of production and in which the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the oil and gas business.

“Projected Oil and Gas Production” means (a) the projected production of oil or natural gas (measured by volume unit or BTU equivalent, not sales price) from Oil and Gas Properties owned by the Borrower and the Guarantors which have attributable to them Proved Developed Producing Reserves, as such production is projected in the most recent Reserve Report delivered pursuant to this Agreement, after deducting projected production from any Oil and Gas Properties or Hydrocarbon Interests sold or under contract for sale that had been included in such report and after adding projected production from any Oil and Gas Properties or Hydrocarbon Interests that had not been reflected in such report but that are reflected in a separate or supplemental report meeting the requirements of Section 5.01(g) and otherwise are satisfactory to the Majority Lenders plus (b) the projected production of oil or natural gas (measured by volume unit or BTU equivalent, not sales price) from Oil and Gas Properties owned by the Borrower and the Guarantors which are projected to have Proved Developed Producing Reserves attributed to them within the following 12 month period based on the planned capital expenditures set forth in the Projections.

“Projections” means the Borrower’s forecasted (a) profit and loss statements and (b) cash flow statements, all prepared on a basis consistent with the historical financial statements described in Section 3.04 and after giving effect to the Transactions, together with appropriate supporting details and a statement of underlying assumptions, in each case in form and substance satisfactory to the Lenders and for the period from the Effective Date through December 31, 2017.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible. Unless otherwise qualified, all references to Property in this Agreement shall refer to a Property or Properties of the Borrower or its Subsidiaries.

“Proved Developed Producing Reserves” shall mean oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and “Developed Producing Reserves.”

“Proved Reserves” shall mean oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (a) “Developed Producing Reserves”, (b) “Developed Non-Producing Reserves” or (c) “Undeveloped Reserves”.

“Public-Sider” means a Lender or any representative of such Lender that does not want to receive material non-public information within the meaning of the federal and state securities laws.

“PV10” means, in respect of the Proved Reserves of any Credit Parties’ Oil and Gas Property set forth in the most recently delivered Reserve Report, the aggregate net present value (discounted at 10% per annum) of such Oil and Gas Properties calculated before income taxes, but after reduction for royalties, lease operating expenses, severance and ad valorem taxes, capital expenditures and abandonment costs and with no escalation of capital expenditures or abandonment costs (a) calculated in accordance with SEC guidelines but using Strip Price for crude oil and natural gas liquids (WTI Cushing) and natural gas (Henry Hub), (b) calculated by (i) in the case of a Reserve Report prepared as of December 31 of any year, an Approved Petroleum Engineer and (ii) in the case of each other Reserve Report or as otherwise required under this Agreement, at the Borrower’s option, a petroleum engineer employed by the Borrower or an Approved Petroleum Engineer, in each case, in such person’s reasonable judgment after having reviewed the information from the most recently delivered Reserve Report, (c) as set forth in the Reserve Report most recently delivered under Section 5.01(g), (d) as adjusted to give effect to Swap Agreements permitted by this Agreement as in effect on the date of such determination and (e) as adjusted to give pro forma effect to all Dispositions or Acquisitions completed since the date of the Reserve Report.

“Qualified Counterparty” means, with respect to any Swap Agreement, any counterparty to a Swap Agreement (a) that is a party to the Swap Intercreditor Agreement on the Effective Date or (b) (i) that is acceptable to the Majority Lenders as evidenced by their written consent and (ii) becomes a party to the Swap Intercreditor Agreement.

“Qualified ECP Guarantor” means, in respect of any obligations under Swap Agreements that constitute Secured Obligations hereunder, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guarantee provided by such Guarantor or grant of the relevant security interest becomes effective with respect to such obligations or such other person as constitutes an Eligible Contract Participant and can cause another person to qualify as Eligible Contract Participant at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Preferred Shares” means shares of any series of the Borrower’s preferred stock (other than Disqualified Stock), the proceeds of which are used to redeem or repurchase all or any number of the then outstanding Series A Preferred Shares or Series B Preferred Shares (or any previously issued shares of Qualified Preferred Shares); provided such preferred stock (a) is not materially more restricted on Gastar and its Subsidiaries than the Series A Preferred Stock and the Series B Preferred Stock, as in effect on the date hereof, (b) does not have a weighted average yield in excess of the weighted average yield (with the comparative determinations to be made by the Majority Lenders in a manner consistent with generally accepted finance practices) of the Indebtedness being refinanced or repaid with the proceeds of the Qualified Preferred Shares and (c) for which cash distributions do not exceed $15,000,000 per annum.

“Recipient” means (a) the Administrative Agent, (b) the Majority Lenders and (b) any other Lender, as applicable.

“Register” has the meaning assigned to such term in Section 10.04.

“Rejection Notice” has the meaning assigned to such term in Section 2.08(b).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, managers, members, partners, employees, agents and advisors of such Person and such Person’s Affiliates.

“Removal Effective Date” has the meaning assigned to such term in Article IX.

“Requirements of Law” means, as to any Person, any order, law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserve Report” means an unsuperseded engineering analysis of the Credit Parties’ Oil and Gas Property, in form and substance reasonably acceptable to the Majority Lenders, which shall include (i) pricing assumptions based upon the Strip Price and (ii) projections of revenues attributable to all undrilled locations on the Credit Parties’ Oil and Gas Property based on a development plan for a period no greater than 10 years from the date of such Reserve Report reasonably acceptable to the Majority Lenders; provided that, for the avoidance of doubt, such projections need not be based on historical capital expenditures in such locations nor take into account potential financings of projected capital expenditures.

“Reserve Report Certificate” means, with respect to any Reserve Report, a certificate from a Responsible Officer certifying that in all material respects: (a) such Reserve Report is based on information reasonably available to the Borrower; (b) the Borrower or its Subsidiaries owns good and defensible title to the Oil and Gas Property evaluated in such Reserve Report (except any such Oil and Gas Property that has been Disposed of since the date of such Reserve Report as permitted by this Agreement) and such properties are free and clear of all Liens except for Liens permitted by Section 6.03; (c) except as set forth on an exhibit to the Reserve Report Certificate, on a net basis there are no gas imbalances, take-or-pay or other prepayments with respect to its Oil and Gas Property evaluated in such Reserve Report which would require the Borrower or any Subsidiary to deliver Hydrocarbons either generally or produced from Oil and Gas Property at some future time without then or thereafter receiving full payment therefor other than those which do not result in any Credit Party or any Subsidiary having net aggregate liability in excess of $1,000,000; (d) except as set forth on an exhibit to the Reserve Report Certificate, none of the Borrower’s or its Subsidiaries’ Oil and Gas Property have been Disposed of since the last delivery of the corresponding Reserve Report, which exhibit shall describe in reasonable detail such Dispositions; (e) the Borrower is in compliance with Section 5.10(a); and (f) except as set forth on an exhibit to the Reserve Report Certificate, all such properties are owned by the Borrower or a Guarantor.

“Resignation Effective Date” has the meaning assigned to such term in Article IX.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, principal accounting officer, treasurer or assistant treasurer of a Credit Party. Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

“Restricted Payment” means:

(a)    any dividend or other distribution or other payment (whether in cash, securities or other property) with respect to any Capital Stock in the Borrower or any Subsidiary, to any Person (in each case, solely in such Person’s capacity as holder of such Capital Stock or, in the case of any payment, to the direct or indirect holders of the Borrower’s or any of its Subsidiaries’ Capital Stock), including any dividend or distribution payable or payment made in connection with any merger, amalgamation or consolidation;

(b)    any purchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Borrower (including in connection with any merger, amalgamation or consolidation); and

(c)    any principal payment on, or redemption, purchase, repurchase, defeasance or other acquisition or retirement for value, in each case, prior to any scheduled repayment, sinking fund payment or scheduled maturity, of any Indebtedness secured by Liens junior in priority to the Liens securing the Obligations hereunder or unsecured Indebtedness, of the Borrower or any Subsidiary (excluding any intercompany Indebtedness between or among Borrower and any Guarantor), except a payment of interest or principal at the stated maturity date thereof.

“S&P” means Standard & Poor’s.

“Sale and Leaseback Transaction” means any sale or other transfer of any property by any Person with the intent to lease such property as lessee.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions (at the time of this Agreement, Cuba, Crimea, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council and the European Union, each as amended, supplemented or substituted from time to time.

“SCOOP and STACK play” means those geographic areas of the state of Oklahoma prospective for Hydrocarbons and generally known in the industry as the South Central Oklahoma Oil Province or “SCOOP” and Sooner Trend Anadarko Basin Canadian and Kingfisher Counties or “STACK”.

“SEC” means the Securities and Exchange Commission of the United States of America.

“Second Offer” has the meaning assigned to such term in Section 2.08(b).

“Secured Obligations” means (a) the Obligations, (b) all obligations in respect of Swap Agreements entered into with a counterparty that is a Qualified Counterparty at the time such Swap Agreement is entered into and (c) all obligations in respect of Initial Swap Party ISDAs entered into with an Initial Swap ISDA Counterparty thereto. The term “Secured Obligations” excludes any Excluded Swap Obligations with respect to any applicable Guarantor.

“Secured Party” means each of the Administrative Agent, each Lender, any Qualified Counterparty (to the extent, and for so long as, the obligations in respect of Swap Agreements with such Qualified Counterparty constitute “Secured Obligations” hereunder), any Initial Swap ISDA Counterparty (to the extent, and for so long as, the obligations in respect of Initial Swap Party ISDAs with such Initial Swap ISDA Counterparty constitute “Secured Obligations” hereunder) and the “Collateral Agent”, as defined in the Swap Intercreditor Agreement.

“Securities Purchase Agreement” has the meaning set forth in the recitals.

“Security Agreement” means that certain Pledge and Security Agreement executed and delivered by each Credit Party on the Effective Date in favor of the Administrative Agent, for the benefit of the Secured Parties, which shall be substantially in the form of Exhibit F (with such changes thereto as may be reasonably requested by the Administrative Agent).

“Security Documents” means collectively the Security Agreement, all Control Agreements, the Intercreditor Agreement, the Swap Intercreditor Agreement and all Mortgages, deeds of trust, security agreements, pledge agreements, guaranty agreements (including Article VII of this Agreement but otherwise excluding this Agreement), collateral assignments and all other collateral documents, now or hereafter executed and delivered by the Borrower or any other Person as security for the payment or performance of the Secured Obligations, all such documents to be in form and substance reasonably satisfactory to the Administrative Agent and the Majority Lenders.

“Solvent” means, with respect to any Person as of the date of any determination, that on such date (a) the fair value of the Property of such Person (both at fair valuation and at present fair saleable value) is greater than the total liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations, and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s Property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Strip Price” shall mean, as of any date of determination, the forward month prices as of such date, for the most comparable hydrocarbon commodity applicable to such future production month for a five-year period (or such shorter period if forward month prices are not quoted for a reasonably comparable hydrocarbon commodity for the full five-year period), with such prices escalated at 2% each year thereafter based on the last quoted forward month price of such period, as such prices are (i) quoted on the NYMEX as of the determination date and (ii) adjusted by appropriate management adjustments for additions to reserves and depletion or sale of reserves since the date of such Reserve Report, adjusted for any basis differential as of the date of determination.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other Person (a) of which Capital Stock representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of the Borrower.

“Subject Lease” means the Oil and Gas Property set forth on Schedule 1.01(c) or at any time hereafter held or acquired by any Credit Party, in each case, that is subject to a right of a third party existing on the date hereof under an area of mutual interest agreement, joint venture agreement, participation agreement or other similar agreement customary in the oil and gas industry to acquire an interest in such lease from such Credit Party; provided, in each case, that such right has not been exercised and the time for exercise thereof has not expired.

“Swap Agreement” means (a) any Initial Swap Party ISDA or (b) any agreement or arrangement, or any combination thereof, (i) consisting of interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by such Person providing for protection against fluctuations in interest rates, currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies or (ii) relating to oil and gas or other hydrocarbon prices or basis costs or differentials or other similar financial factors.

“Swap Intercreditor Agreement” means that certain Swap Intercreditor Agreement entered into by and among the Administrative Agent, the Collateral Agent, the Borrower and the Qualified Counterparties from time to time party thereto, as the same may be amended or otherwise modified from time to time.

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Transactions” means (a) the execution, delivery and performance by the Credit Parties of this Agreement and the other Loan Documents, (b) the borrowing of Loans, and (c) the use of the proceeds thereof.

“Treasury Rate” means the yield to maturity at a time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the prepayment date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the applicable prepayment date to September 1, 2019, provided, however, that if the period from the applicable prepayment date to September 1, 2019 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest 1/12th of a year) from the weekly average yields of United States Treasury securities for which such yields are given having maturities as close as possible to September 1, 2019, except that if the period from the applicable prepayment date to September 1, 2019 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“U.S. Government Securities” means direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency or instrumentality thereof to the extent such obligations are entitled to the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.12(f)(ii)(B)(3).

“Wellbore Lien” means, with respect to any DrillCo PDP Reserves of a Credit Party attributable to a particular well, a Lien (including a real property mortgage on and a locally, and, if applicable, centrally, filed financing statement covering fixtures and as-extracted collateral) on (i) the interest of the relevant Credit Party in and to such well, the associated wellbore and the associated fixtures and as-extracted collateral, and (ii) the interest of such Credit Party in and to the Leases or other Oil and Gas Properties attributable to such DrillCo PDP Reserves, but only insofar as such Leases or other Oil and Gas Properties are necessary to produce, operate, maintain, and plug and abandon such well.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Credit Party and the Administrative Agent.

Section 1.02    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE II.

THE CREDITS

Section 2.01    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent in writing that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein.

Section 2.02    Loans and Commitments

(a)    The Credit Parties and the Lenders acknowledge and agree that as of the date hereof (i) the aggregate principal amount of loans outstanding under the Existing Credit Agreement equals $69,228,791.92, (ii) the aggregate principal amount of loans outstanding under the Existing Credit Agreement owing to each Lender equals the amount set forth opposite such Lender’s name on Schedule I hereto under the column entitled “Prior Loans” and (iii) all outstanding loans under the Existing Credit Agreement are hereby converted into and continued as Loans hereunder (the “Existing Loans”) such that, immediately after giving effect to such conversion, the outstanding principal amount of Loans owing to each Lender hereunder shall be in the amount set forth opposite such Lender’s name on Schedule I under the column entitled “Loans”. Notwithstanding anything set forth herein to the contrary, in order to effect the continuation of the Existing Loans contemplated by the preceding sentence (A) the amount to be funded on or at any time after the Effective Date by each Lender hereunder in respect of its Commitments shall be reduced by the principal amount of such Lender’s Existing Loans under the Existing Credit Agreement outstanding on the Effective Date and (B) the Borrower shall pay or cause to be paid, on the Effective Date, to each Lender the interest that accrued on the Existing Loans to the Effective Date that was unpaid by the Borrower (it being agreed that such accrued and unpaid interest shall be paid by or on behalf of the Borrower to the Existing Administrative Agent, for distribution to the Lenders, and the Administrative Agent may conclusively assume for purposes of maintaining the Register that all such accrued and unpaid interest has been paid on the Effective Date).

(b)    Subject to the terms and conditions set forth herein, each Lender agrees to make a Loan to the Borrower on the Effective Date in an aggregate principal amount equal to such Lender’s Commitment at such time. The Commitments are not revolving and amounts repaid or prepaid may not be re-borrowed under any circumstance. Any portion of the Commitments not drawn by the Borrower on or before 1:00 p.m., New York City time, on the Effective Date shall terminate immediately and without further action.

(c)    Once borrowed or repaid, the Loans may not be reborrowed, and any Commitment, once terminated or reduced, may not be reinstated. Each Lender’s Commitment shall automatically and without notice be reduced to zero immediately after the funding of the Loans on the Effective Date.

Section 2.03    Request for Loans.

(a)    To request Loans to be made on the Effective Date, the Borrower shall deliver in writing to the Administrative Agent a duly completed Borrowing Request, not later than 12:00 noon, New York City time, 15 calendar days prior to the Effective Date (or such shorter period as agreed to by the Lead Lender in its sole discretion, but in any event not later than 12:00 noon, New York City time, one Business Day prior to the Effective Date). Such Borrowing Request shall be irrevocable and shall be delivered by telecopy or email to the Administrative Agent and Majority Lenders and shall be signed by the Borrower. Each such written Borrowing Request shall specify the following information:

(i)    the aggregate amount of the Loans to be made;

(ii)    the Effective Date, which shall be a Business Day; and

(iii)    the wiring information of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made.

Section 2.04    Funding of Loans.

(a)    Each Lender shall make its Loan on the Effective Date by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly disbursing the amounts so received, in like funds, to a deposit account of the Borrower designated by the Borrower in the applicable Borrowing Request.

(b)    Unless the Administrative Agent shall have received written notice from a Lender prior to the proposed time its Loan is required to be made by such Lender in accordance with paragraph (a) of this Section that such Lender will not make available to the Administrative Agent such Lender’s Loan, the Administrative Agent may assume that such Lender has made its Loan available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its Loan available to the Administrative Agent, then such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to the Loans. If such Lender pays such amount to the Administrative Agent, then the principal portion of such payment shall constitute such Lender’s Loan.

Section 2.05    Repayment of Loans; Evidence of Debt.

(a)    The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of the Loans on the Maturity Date.

(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from the Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s Applicable Percentage thereof.

(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement; and provided further that to the extent there is any conflict between the accounts maintained pursuant to paragraph (b) or (c) of this Section and the Register maintained pursuant to Section 10.04, the Register shall control.

(e)    Any Lender may request that the Loan made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender or its registered assigns and in the form attached hereto as Exhibit G. Thereafter, the Loan evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by a promissory note in such form.

Section 2.06    Optional Prepayment of Loans.

(a)    The Borrower shall have the right at any time and from time to time to prepay the Loans, in whole or in part, in an aggregate minimum amount equal to (i) if being paid in whole, the Obligations and (ii) if being paid in part, $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

(b)    The Borrower shall notify the Administrative Agent and the Lead Lender in writing of any prepayment hereunder not later than 2:00 p.m., New York City time, three Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Loans to be prepaid. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment shall be applied ratably to the Loans to be prepaid.

(c)    Each prepayment pursuant to this Section 2.06 shall be accompanied by a cash amount equal to the accrued but unpaid interest through the date of such prepayment, together with the Applicable Premium required under Section 2.09.

Section 2.07    Mandatory Prepayment of Loans.

(a)    Unless the Majority Lenders shall otherwise agree in writing, if any Credit Party shall consummate any Asset Sale or incur any Indebtedness (other than Indebtedness permitted under Section 6.02), then, not later than two Business Days after receipt of the Net Cash Proceeds therefrom, the Borrower shall (i) apply all or any portion of such Net Cash Proceeds to the repayment of Loans and the payment of accrued and unpaid interest and the Applicable Premium payable under Section 2.09, and/or in the case of any Asset Sale (ii) elect (by written notice to the Administrative Agent) to reinvest all or any portion of such Net Cash Proceeds in Additional Assets; provided that, in the case of Asset Sales of Properties other than Non-Core Assets, the aggregate Net Cash Proceeds from all such Asset Sales which may be reinvested does not exceed $25.0 million in the aggregate; provided further that if all or any portion of such Net Cash

Proceeds are not so used to reinvest in Additional Assets within 360 days (or such earlier date, if any, as the applicable Credit Party determines not to reinvest such Net Cash Proceeds as set forth above), such remaining portion shall be applied on the last date of such period (or such earlier date, as the case may be) to the prepayment of Loans. The provisions of this Section 2.07(a) do not constitute a consent to any Disposition or the incurrence of any Indebtedness by any Credit Party.

(b)    Each payment of Net Cash Proceeds pursuant to this Section 2.07 shall be allocated to principal prepayment and the payment of the accrued but unpaid interest on the amount of prepaid principal through the date of such prepayment and the Applicable Premium on the amount of prepaid principal required under Section 2.09.

(c)    The Borrower shall notify the Administrative Agent of any mandatory prepayment pursuant to Section 2.07(a) or (b) in writing, not later than 12:00 noon, New York City time, two (2) Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Loan or portion thereof to be prepaid and a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof.

Section 2.08    Offer of Prepayment Upon any Change of Control.

(a)    On the occurrence of any Change of Control, the Borrower shall provide written notice of such event to the Administrative Agent and the Majority Lenders (a “Change of Control Notice”). Each Change of Control Notice will describe the transaction or transactions that constitute the Change of Control and will contain an offering to prepay all, or any portion elected by each Lender, of the outstanding Loans as provided in Section 2.08(b) below.

(b)    Notwithstanding anything in this Agreement to the contrary, each Lender, in its sole discretion, may, but is not obligated to, waive the Borrower’s requirement to make any prepayments pursuant to this Section 2.08 with respect to such Lender’s Applicable Percentage of such prepayment and such waiver shall not require a separate waiver and/or consent to this Agreement. Upon the dates set forth in this Section 2.08 for any such prepayment, the Borrower shall notify the Administrative Agent in writing of the amount that is available to prepay the Loans. Promptly after the date of receipt of such notice, the Administrative Agent shall provide written notice (the “Offer”) to the Lenders of the amount available to prepay the Loans. Any Lender declining such prepayment (a “Declining Lender”) shall give written notice (each, a “Rejection Notice”) thereof to the Administrative Agent by 2:00 p.m., New York City time, no later than three Business Days after the date of such notice from the Administrative Agent; provided, that, if a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above, such failure will be deemed an acceptance of such Lender’s pro rata share of the Offer. The Borrower shall prepay the Loans within one Business Day after its receipt of notice from the Administrative Agent of the aggregate amount of such prepayment. On such date, the Administrative Agent shall then provide written notice (the “Second Offer”) to the Lenders other than the Declining Lenders (such Lenders, the “Accepting Lenders”) of the additional amount available (due to such Declining Lenders’ declining such prepayment) to prepay Loans owing to such Accepting Lenders, with such available amount to be allocated on a pro rata basis among the Accepting Lenders that accept the Second Offer. Any Lenders declining prepayment pursuant to such Second Offer shall give written notice thereof to the Administrative Agent by 2:00 p.m., New York City time, no later than three Business Days after the date of such notice of a Second Offer; provided, that, if a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above, such failure will be deemed an acceptance of such Lender’s pro rata share of the Second Offer. The Borrower shall prepay the Loans within one Business Day after its receipt of notice from the Administrative Agent of the aggregate amount of such prepayment. Amounts remaining after the allocation of accepted amounts with respect to the Second Offer to Accepting Lenders shall be retained by the Borrower.

(c)    Each prepayment pursuant to Section 2.08(b) shall be accompanied by an amount equal to the accrued but unpaid interest through the date of such prepayment, together with the amount required under Section 2.09(c).

Section 2.09    Payment of Applicable Premium.

(a)    Whether voluntary or mandatory, and with respect to each repayment or prepayment of Loans under Section 2.06 or 2.07 or any acceleration of the Loans and other Obligations pursuant to Article VIII (including for the avoidance of doubt, as a result of clauses (g), (h) or (i) of Article VIII), the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, with respect to the amount of the Loans repaid, prepaid or accelerated, in each case, concurrently with such repayment or prepayment the following amount (the “Applicable Premium”):

(i)    if made prior to September 1, 2019, the Make-Whole Amount (as calculated by the Borrower and confirmed by the Majority Lenders);

(ii)    if made on or after September 1, 2019 and before March 1, 2020, a cash amount equal to the product of the principal amount of the Loans prepaid times 8.500%;

(iii)    if made on or after March 1, 2020 and before March 1, 2021, a cash amount equal to the product of the principal amount of the Loans prepaid times 4.250%;

(iv)    if made on or after March 1, 2021 and before March 1, 2022, a cash amount equal to the product of the principal amount of the Loans prepaid times 2.125%; and

(v)    if made on or after March 1, 2022, $0.

(b)    Any Applicable Premium payable pursuant to this Section 2.09 shall be presumed to be the liquidated damages sustained by each Lender as the result of the early redemption and/or acceleration of its Loans and the Borrower agrees that it is reasonable under the circumstances in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof.

(c)    With respect to each prepayment of Loans pursuant to Section 2.08, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, with respect to the amount of the Loans prepaid, concurrently with such prepayment, a cash amount equal to 1% of the principal amount of the Loans to be prepaid.

Section 2.10    Interest and Fees.

(a)    Each Loan shall bear interest for each day on which it is outstanding at the Applicable Rate.

(b)    Interest shall be payable in cash in arrears on each Interest Payment Date, on the Maturity Date and in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable in cash on the date of such repayment or prepayment, provided that interest accruing pursuant to Section 2.10(c) shall be payable from time to time on demand.

(c)    Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans and, to the extent permitted by applicable law, other Obligations outstanding shall thereafter bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the Applicable Rate.

(d)    All interest hereunder shall be computed on the basis of a year of 365 or 366 days, as applicable, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable.

(e)    If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. In the case of any extension of any payment of principal pursuant to the preceding sentence, interest thereon shall be payable at the rate applicable during such extension period.

(f)    The Borrower agrees to pay to the Administrative Agent, for its own account, the fees set forth in the Fee Letter at the times and in the amounts specified therein. The fees payable to the Administrative Agent under the Fee Letter (i) will be in addition to reimbursement of the Administrative Agent’s out-of-pocket expenses in accordance with Section 10.03(a) and (ii) shall be fully earned when due and shall not be refundable for any reason whatsoever.

Section 2.11    Increased Costs.

(a)    If any Change in Law shall subject any Recipient to any Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (iii) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto and the result shall be to increase the cost to such Recipient of making, converting to, continuing or maintaining any Loan or maintaining its obligations to make any such Loan or to reduce the amount of any sum received or receivable by such Recipient hereunder (whether of principal, interest or any other amount), then the Borrower will pay to such Recipient such additional amount or amounts as will compensate such Recipient for such additional costs incurred or reduction suffered.

(b)    If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender such Lender’s holding company for any such reduction suffered.

(c)    A certificate of a Recipient setting forth the amount or amounts necessary to compensate such Recipient or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive absent manifest error. The Borrower shall pay such Recipient the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d)    Failure or delay on the part of any Recipient to demand compensation pursuant to this Section shall not constitute a waiver of such Recipient’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Recipient pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Recipient notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Recipient’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.12    Taxes.

(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings of Indemnified Taxes applicable to additional sums payable under this Section 2.12) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)    Payment of Other Taxes by the Borrower. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 2.12, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)    Indemnification by the Borrower. The Credit Parties shall jointly and severally indemnify each Recipient, within 10 Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 Business Days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)    Status of Lenders.

(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the

Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.12(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing,

(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding Tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)    executed copies of IRS Form W-8ECI;

(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form); or

(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Recipient under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)    Status of Administrative Agent. On or before the date on which Wilmington Trust, National Association (and any successor or replacement Administrative Agent) becomes the Administrative Agent hereunder, it shall deliver to the Borrower two executed copies of either (i) IRS Form W-9, or (ii) IRS Form W-8ECI (with respect to any payments to be received on its own behalf) and IRS Form W-8IMY (for all other payments), establishing that the Borrower can make payments to the Administrative Agent without deduction or withholding of any Taxes imposed by the United States, including Taxes imposed under FATCA.

(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.12 (including by the payment of additional amounts pursuant to this Section 2.12), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.12 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental

Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)    FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Agreement, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) each Loan as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(j)    Survival. Each party’s obligations under this Section 2.12 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.13    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)    The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or of amounts payable under Section 2.11 or Section 2.12, or otherwise) prior to 2:00 p.m. New York City Time on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at such account as may be specified by the Administrative Agent, except that payments pursuant to Section 2.11, Section 2.12 and Section 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest, premiums and fees then due hereunder, such funds shall be applied (i) first, towards payment of fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of fees then due to such parties, (ii) second, towards payment of interest and premiums then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and premiums then due to such parties and (iii) third, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)    If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)    Unless the Administrative Agent shall have received written notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

(e)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b), Section 2.12(d) or Section 10.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent to satisfy such Lender’s obligations to it under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

Section 3.01    Organization; Powers. Each Credit Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.02    Authorization; Enforceability. The Transactions are within each Credit Party’s corporate, limited liability company or partnership powers and have been duly authorized by all necessary corporate, limited liability company or partnership and, if required, actions by equity holders. This Agreement has been duly executed and delivered by each Credit Party and constitutes a legal, valid and binding obligation of each Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03    Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority,

except such as have been obtained or made and are in full force and effect or have been made or to be made in connection with the filing of any Security Documents, financing statements, or other registrations or filings to secure the Obligations, (b) will not violate any Requirement of Law applicable to the Borrower or any Subsidiary, (c) will not violate or result in a default under any indenture, agreement or other instrument evidencing Material Indebtedness, or give rise to a right thereunder to require any payment to be made by the Borrower or any Subsidiary, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary not otherwise permitted under Section 6.03.

Section 3.04    Financial Condition; No Material Adverse Change.

(a)    The Borrower has heretofore furnished to the Administrative Agent and the Lenders (i) the audited consolidated balance sheet and related statements of income, stockholders equity and cash flows of the Borrower and its Consolidated Subsidiaries as of and for the fiscal year ended December 31, 2015, reported on by BDO USA, LLP, independent public accountants and (ii) the unaudited consolidated balance sheet and related statements of income, stockholders equity and cash flows of the Borrower and its Consolidated Subsidiaries as of and for the fiscal quarter ended September 30, 2016. Such financial statements, together with any notes and management discussions related to such financials appearing in the Borrower’s Form 10-K filed with the SEC on March 10, 2016 and the Borrower’s Form 10-Q filed with the SEC on November 3, 2016 present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP and, except as set forth on Schedule 3.04, show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Consolidated Subsidiaries as of the date thereof, including material commitments and Indebtedness.

(b)    Since September 30, 2016, no event or circumstance which has had or could reasonably be expected to have a Material Adverse Effect has occurred.

Section 3.05    Properties.

(a)    Except as otherwise provided in 3.05(c) with respect to Oil and Gas Property the Borrower and each Subsidiary has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for (i) minor defects in title that do not, in the aggregate, interfere with its ability to conduct its business as currently conducted and (ii) Liens permitted under Section 6.03.

(b)    The Borrower and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and such Subsidiaries, as the case may be, does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c)    Each Credit Party has good and defensible title to all Proved Reserves included in the Oil and Gas Property described in the most recent Reserve Report provided to the Administrative Agent and the Majority Lenders (other than such Proved Reserves that have been subsequently disposed of and disclosed on Schedule 3.19), free and clear of all Liens except Liens permitted under Section 6.03. All such proved Oil and Gas Property are valid, subsisting, and in full force and effect in all material respects, and all rentals, royalties, and other amounts due and payable in respect thereof have been duly paid except for such rentals, royalties and other amounts that are amounts being contested in good faith by appropriate proceedings and for which the Borrower or the applicable Subsidiary has set aside on its books adequate reserves, or except to the extent such rentals, royalties and other amounts due, if left unpaid, would not result in the loss or forfeiture of Oil and Gas Property having an aggregate fair market value in excess of $5,000,000. Without regard to any consent or non-consent provisions of any joint operating agreement covering any Credit Party’s proved Oil and Gas Property, such Credit Party’s share of (a) the costs for the proved Oil and Gas Property described in the Reserve Report (other than for such proved Oil and Gas Property that have been subsequently disposed of and disclosed on Schedule 3.19) is not materially greater than the decimal fraction set forth in the Reserve Report, before and after payout, as the case may be, and described therein by the respective designations “working interests,” “WI,” “gross working interest,” “GWI,” or similar terms (except in such cases where there is a corresponding increase in the net revenue interest), and (b) production from, allocated to, or attributed to such proved Oil and Gas Property is not materially less than the decimal fraction set forth in the Reserve Report, before and after payout, as the case may be, and described therein by the designations “net revenue interest,” “NRI,” or similar terms. The wells drilled in respect of proved producing Oil and Gas Property described in the Reserve Report (other than wells drilled in respect of such proved producing Oil and Gas Property that have been subsequently disposed of and disclosed on Schedule 3.19) (1) are capable of, and are presently, either producing Hydrocarbons in commercially profitable quantities or in the process of being worked over or enhanced, and the Credit Party that owns such proved producing Oil and Gas Property is currently receiving payments for its share of production, with no funds in respect of any thereof being presently held in suspense, other than any such funds being held in suspense pending delivery of appropriate division orders, (2) have been drilled, bottomed, completed, and operated in compliance with all applicable laws, and (3) are not subject to any penalty in production by reason of such well having produced in excess of its allowable production; except where any failure to comply with clauses (2) or (3) would not have a Material Adverse Effect.

(d)    No Credit Party has knowledge that a default exists under any of the terms or provisions, express or implied, of any of the leases and term mineral interests in the Oil and Gas Properties evaluated in the most recently delivered Reserve Report (other than any thereof Disposed of in a Disposition permitted by this Agreement) or under any agreement to which the same are subject that would materially and adversely affect the rights of the Credit Parties with respect to the Oil and Gas Properties to which such lease, interest, or agreement relates.

(e)    Except as otherwise permitted hereunder, there are no obligations under any Oil and Gas Property or contract or agreement which require the drilling of additional wells or operations to earn or to continue to hold any of the Oil and Gas Properties in force and effect, except leases in the primary term and those under customary continuous operations provisions that may be found in one or more of the Borrower’s or any Subsidiaries oil and gas and/or oil, gas and mineral leases.

(f)    To the extent required hereunder, all material necessary regulatory filings have been properly made in connection with the drilling, completion and operation of the wells on or attributable to the Oil and Gas Properties and all other operations related thereto.

(g)    To the extent required hereunder, all production and sales of Hydrocarbons produced or sold from the Oil and Gas Properties have been made materially in accordance with any applicable allowables (plus permitted tolerances) imposed by any Governmental Authorities except for where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

(h)    No Credit Party has collected any proceeds from the sale of Hydrocarbons produced from the Oil and Gas Properties which are subject to any material refund obligation except for where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

(i)    The Mortgaged Properties, together with any Drillco Excluded Property listed on Schedule 1.01(b) and the Subject Leases listed on Schedule 1.01(c) constitute all of the Hydrocarbon Interests owned by the Credit Parties as of the Effective Date.

Section 3.06    Litigation and Environmental Matters.

(a)    There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary, (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect after taking into account insurance proceeds or other recoveries from third parties actually received (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

(b)    Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect after taking into account insurance proceeds or other recoveries from third parties actually received, neither the Borrower nor any Subsidiary, to the Borrower’s knowledge, (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any claim with respect to any Environmental Liability.

Section 3.07    Compliance with Laws and Agreements. The Borrower and each Subsidiary is in compliance with all Requirements of Law applicable to it or its property, its Organizational Documents and all indentures, agreements and other instruments binding upon it or its property, except in each case where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

Section 3.08    Investment Company Status. Neither the Borrower nor any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.09    Taxes. The Borrower and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 3.10    ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of FASB Statement 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that could reasonably be expected to result in Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of FASB Statement 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that could reasonably be expected to result in Material Adverse Effect.

Section 3.11    Disclosure. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any Subsidiary is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the date made or deemed made; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based on assumptions believed to be reasonable at the time and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date.

Section 3.12    Labor Matters. There are no strikes, lockouts or slowdowns against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened that could reasonably be expected to have a Material Adverse Effect. The hours worked by and payments made to employees of the Borrower and, to the knowledge of the Borrower, to employees of its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other Law dealing with such matters to the extent that such violation could reasonably be expected to have a Material Adverse Effect.

Section 3.13    Capitalization. Schedule 3.13 lists as of the Effective Date, (a) for the Borrower and each Subsidiary, its full legal name and its jurisdiction of organization and (b) for each Subsidiary, the number of shares of capital stock or other Capital Stock outstanding and the owner(s) of such shares or Capital Stock.

Section 3.14    Margin Stock. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), and no part of the proceeds of the Loans will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

Section 3.15    Bank Accounts. Schedule 3.15 lists all accounts maintained by or for the benefit of any Credit Party with any bank or financial institution.

Section 3.16    Insurance. Customary insurance certificates have been furnished by the Borrower to the Administrative Agent and the Lenders as of the Effective Date demonstrating the Borrower’s and the Subsidiaries’ compliance with Section 5.05(b).

Section 3.17    Material Contracts. Schedule 3.17 contains a complete and accurate list of each contract, agreement or commitment, whether oral or written, to which any Credit Party is a party or by which it is bound, and which are currently effective, that are: (i) non-competition agreements or other agreements or obligations that purport to limit in any material respect the manner in which, or the localities in which, all or any material portion of any Credit Party’s business is conducted; (ii) contracts with one year or greater remaining duration, or that cannot be canceled on 90 days’ notice or less; (iii) agreements for the borrowing of money; (iv) employment agreements, consulting agreements or other contract for services involving a payment of more than $500,000 annually; (v) leases with respect to any property, real or personal (other than leases constituting Mortgaged Properties); (vi) Production Payments or Advance Payment Contracts; (vii) agreements for a purchase or sale of assets, securities or a business, or otherwise obligating any Credit Party to pay any consideration of more than $500,000; (viii) agreements with any agent, dealer or distributor, including all such agreements relating to the gathering and/or marketing of Hydrocarbons; (ix) stand-by letters of credit, guarantee or performance bond; (x) agreements not made in the ordinary course of business; and (xi) material contracts to which any Credit Party is a party that would terminate or become terminable, require any Credit Party to take any action, cause any Credit Party to lose any material benefits or give to others any rights of amendment, acceleration, suspension, revocation or cancellation, under any such contract as a result of the transactions contemplated in this Agreement (each of the foregoing, a “Material Contract”).

Section 3.18    Gas Imbalances. Except as set forth in Schedule 3.18, on a net basis there are no Gas Imbalances, take or pay or other prepayments with respect to any Oil and Gas Properties which would require any Credit Party to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor other than that which do not result in any Credit Party or any Subsidiary having net aggregate liability in excess of $5,000,000.

Section 3.19    Reserve Reports. To Borrower’s knowledge, (i) the assumptions stated or used in the preparation of each Reserve Report are reasonable (it being understood by Administrative Agent and the Lenders that assumptions as to future results are subject to uncertainty and that no assurance can be given that any particular projections will be realized to the extent beyond any Credit Party’s control), (ii) all information furnished by any Credit Party to the Petroleum Engineers for use in the preparation of each Reserve Report was accurate in all material respects at the time furnished or was subsequently corrected, (iii) except as set forth on Schedule 3.19, there has been no decrease in the amount of the estimated Proved Reserves shown in any Reserve Report since the date thereof, except for changes which have occurred as a result of production in the ordinary course of business, and (iv) at the time furnished, no Reserve Report omitted any statement or information necessary to cause the same not to be misleading to Administrative Agent and the Lenders in any material respect.

Section 3.20    Sale of Production. No Oil and Gas Property is subject to any Advance Payment Contract or any contract whereby payments are made to any Credit Party other than by checks, drafts, wire transfer advices or other similar writings, instruments or communications for the immediate payment of money. Except for production sales contracts, processing agreements, transportation agreements and other agreements relating to the marketing of production that are listed on Schedule 3.20 in connection with the Oil and Gas Properties to which such contract or agreement relates: (i) no Oil and Gas Property is subject to any contractual or other arrangement for the sale, processing or transportation of production (or otherwise related to the marketing of production) which cannot be canceled on one year’s (or fewer) notice, other than as consented to by the Majority Lenders, and (ii) all contractual or other arrangements for the sale, processing or transportation of production (or otherwise related to the marketing of production) are bona fide arm’s length transactions made on the best terms available with third parties not affiliated with any Credit Party. Each Credit Party is presently receiving a price for all production from (or attributable to) each Oil and Gas Property covered by a production sales contract or marketing contract listed on Schedule 3.20 that is computed in accordance with the terms of such contract, and no Credit Party is having deliveries of production from such Oil and Gas Property curtailed substantially below such Property’s delivery capacity.

Section 3.21    Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors and agents insofar as the same are acting on behalf of the Borrower or its Subsidiaries, (i) are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and (ii) have not and will not do business, enter into transactions or store with, purchase or receive money from, transport from, to or with, sell goods or give money to, a Sanctioned Person. None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. The making of the Loans, use of proceeds thereof or other transaction contemplated by the Credit Agreement will not violate Anti-Corruption Laws or applicable Sanctions.

Section 3.22    No Foreign Operations. The Borrower and its Subsidiaries do not operate their business outside the geographical boundaries of the United States.

Section 3.23    Solvency. Before and after giving effect to the making of Loans and the application of the proceeds hereof, the Credit Parties, taken as a whole, are Solvent.

ARTICLE IV.

CONDITIONS

Section 4.01    Effective Date. This Agreement shall become effective on the date on which each of the following conditions is satisfied or waived in accordance with Section 10.02 (such date, the “Effective Date”):

(a)    The Collateral Agent and the Lead Lender shall have received the Master Assignment, duly executed and delivered by the Existing Administrative Agent and the Existing Lenders, which assignment shall be in form and substance acceptable to the Lead Lender (with such changes thereto as may be reasonably requested by the Collateral Agent).

(b)    The Administrative Agent and the Majority Lenders shall have received from each party hereto either a counterpart of this Agreement signed on behalf of such party or written evidence satisfactory to the Administrative Agent and the Majority Lenders (which may include electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(c)    The Administrative Agent and the Majority Lenders shall have received (i) schedules to this Agreement in form and substance satisfactory to the Administrative Agent and the Majority Lenders, (ii) the Security Agreement, together with such other assignments, conveyances, amendments, agreements and other writings, including, without limitation, UCC-1 financing statements, necessary to create first priority Liens, subject in priority only to Permitted Prior Liens, in all of the Collateral in which a security interest is required to be granted in favor of the Administrative Agent pursuant to the Security Documents, including all of the Capital Stock of each Subsidiary now or hereafter owned by Borrower or any Subsidiary and (iii) a Mortgage covering each of the Mortgaged Properties.

(d)    The Administrative Agent and the Majority Lenders shall have received (i) a certificate of each Credit Party, dated the Effective Date and executed by its Secretary or Assistant Secretary or a Responsible Officer of such Credit Party, which shall (A) certify the resolutions of its board of directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the officers of such Credit Party authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the certificate of formation or articles of incorporation or organization of such Credit Party certified by the relevant authority of the jurisdiction of organization of such Credit Party and a true and correct copy of its by-laws or operating, management or partnership agreement and (ii) a good standing certificate for each Credit Party from its jurisdiction of organization,

(e)    The Administrative Agent and the Majority Lenders shall have received, and the Borrower shall have requested, a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of Vinson & Elkins, LLP, counsel for the Credit Parties, and Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C., special Oklahoma counsel for the Credit Parties, in each covering such matters relating to the Credit Parties, this Agreement or the Transactions as the Majority Lenders shall reasonably request.

(f)     The Administrative Agent and the Majority Lenders shall have received (i) a certificate, dated the Effective Date and signed by a Responsible Officer of the Borrower, confirming that the Credit Parties have (A) complied with the conditions set forth in paragraphs (h), (i), (o) and (p) of this Section 4.01 and (B) complied with the requirements of Section 5.10 and Section 5.11 and (ii) customary insurance certificates issued by the insurance agent or broker of the Borrower demonstrating compliance with Section 5.50(b).

(g)    The Administrative Agent and the Majority Lenders shall have received such financing statements (including, without limitation, the financing statements referenced in clause (f) above) as the Majority Lenders shall specify to fully evidence and perfect all Liens contemplated by the Loan Documents, all of which shall be filed of record by Majority Lenders in such jurisdictions as the Majority Lenders shall require in its sole discretion.

(h)    Each Credit Party shall have obtained all approvals required from any Governmental Authority and all consents of other Persons, in each case that are necessary or, in the reasonable discretion of the Majority Lenders, advisable in connection with the Transactions and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Majority Lenders. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(i)    There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of the Majority Lenders, singly or in the aggregate, materially impairs the Transactions, the financing thereof or any of the other transactions contemplated by the Loan Documents or that could reasonably be expected to result in a Material Adverse Effect.

(j)    All partnership, corporate and other proceedings taken or to be taken in connection with the Transactions and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Majority Lenders and their counsel, and Majority Lenders and such counsel shall have received all such certified copies of such documents as Majority Lenders may reasonably request.

(k)    The Administrative Agent and the Lenders shall have received the Projections, the operating budget for fiscal year 2017 and all of the financial statements described in Section 3.04(a).

(l)    The Administrative Agent and the Lead Lender shall have received a true and correct copies of each of the Securities Purchase Agreement and the Convertible Indenture, in each case duly executed by the Borrower and the Subsidiaries party thereto; and all other conditions precedent under the Securities Purchase Agreement to the issuance and sale of the Common Stock and the Convertible Notes on the Effective Date (other than the execution and delivery of this Agreement and the concurrent advancement of Loans hereunder) shall have been satisfied or waived in accordance with the terms of the Securities Purchase Agreement.

(m)    The Administrative Agent and the Majority Lenders shall have received a true and complete copy of the Reserve Report most recently delivered to the Existing Administrative Agent.

(n)    The Administrative Agent and the Majority Lenders shall have received such other instruments and documents incidental and appropriate to the transactions provided for herein as the Majority Lenders or their special counsel may reasonably request prior to the Effective Date, and all such documents shall be in form and substance satisfactory to the Majority Lenders.

(o)    The representations and warranties of each Credit Party set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Effective Date (other than those representations and warranties that are subject to a materiality qualifier, in which case such representations and warranties shall be true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (other than those representations and warranties that are subject to a materiality qualifier, in which case such representations and warranties are true and correct in all respects as of such earlier date).

(p)    No Default shall have occurred and be continuing.

(q)    The Administrative Agent shall have received, at least five Business Days prior to the Effective Date (or such shorter period as agreed to by the Administrative Agent in its sole discretion), all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Act, that is requested by the Administrative Agent or any Lender in writing at least five Business Days prior to the Effective Date.

(r)    The Administrative Agent and the Majority Lenders shall have received a Borrowing Request acceptable to the Administrative Agent and the Majority Lenders and in accordance with Section 2.03 setting forth the amount of the Loans requested by the Borrower on the Effective Date and the accounts to which such Loans are to be funded.

(s)    The Majority Lenders shall have received evidence that arrangements have been made for two directors, officers or other representatives designated by Ares reasonably acceptable to the Majority Lenders to be appointed as members of the board of directors of the Borrower.

(t)    The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on the Effective Date under this Agreement, and reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder, including all reasonable fees, expenses and disbursements of counsel for the Administrative Agent and Majority Lenders to the extent invoiced on or prior to the Effective Date, together with such additional amounts as shall constitute such counsel’s reasonable estimate of expenses and disbursements to be incurred by such counsel in connection with the recording and filing of Mortgages (and/or Mortgage amendments) and financing statements; provided, that, such estimate shall not thereafter preclude further settling of accounts between the Borrower and the Administrative Agent. The Administrative Agent shall have received a fully executed copy of the Fee Letter.

(u)    Each Lender that has requested the delivery of a promissory note pursuant to and in accordance with Section 2.05(e) shall have received promissory notes duly executed by the Borrower.

The Majority Lenders shall notify the Administrative Agent of the Effective Date and such notice shall be conclusive and binding. Notwithstanding the foregoing, at the option of the Lenders, their respective obligations to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 2:00 p.m., New York City time, on March 15, 2017 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time). Without limiting the generality of the provisions of Article IX, for purposes of determining compliance with the conditions specified in this Article IV, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

ARTICLE V.

AFFIRMATIVE COVENANTS

Until the Obligations (other than contingent indemnification obligations for which no claim has been asserted) shall have been paid in full, the Borrower covenants and agrees with the Administrative Agent and the Lenders that:

Section 5.01    Financial Statements; Other Information. The Borrower will furnish to the Administrative Agent for distribution to each Lender:

(a)    within 90 days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Borrower and its Consolidated Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by BDO USA, LLP or other independent public accountants reasonably acceptable to the Majority Lenders (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit other than a “going concern” qualification solely as to the Maturity Date occurring within the 12-month period following the date of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)    within 60 days after the end of each fiscal quarter of the Borrower, the consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Borrower and its Consolidated Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)    within three Business Days following the delivery of any financial statements under clause (a) or (b) above, a certificate in a form reasonably acceptable to Majority Lenders signed by a Financial Officer of the Borrower certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto;

(d)    concurrently with the delivery of financial statements under clause (a) or (b) above, notice of the date and time of a conference call with Lenders to discuss financial information, which conference calls the Borrower shall host not later than five Business Days after such distribution; provided that any conference call hosted by the Borrower which is generally available to holders of its debt and/or equity securities shall satisfy this condition;

(e)    within 60 days after the conclusion of each fiscal year, the Borrower’s annual operating and capital expenditure budgets, and financial forecasts, including cash flow projections covering proposed fundings, repayments, additional advances, investments and other cash receipts and disbursements, each for the following fiscal year in a format reasonably consistent with projections, budgets and forecasts theretofore provided to the Administrative Agent and the Lenders, and promptly following the preparation thereof, material updates to any of the foregoing from time to time prepared by management of the Borrower;

(f)    promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

(g)    within 45 days following June 30th of each year and within 90 days following December 31st of each year, the Borrower shall furnish or make available to the Administrative Agent and each Lender (i) a Reserve Report in form and substance satisfactory to the Majority Lenders in their reasonable discretion and prepared as of the immediately preceding June 30th or December 31st, as applicable, which Reserve Report, in the case of each December 31 report shall be prepared or audited by an Approved Petroleum Engineer and in the case of each other Reserve Report shall be prepared by one or more petroleum engineers employed by the Borrower or, at the Borrower’s election, by an Approved Petroleum Engineer; said Reserve Report to utilize economic and pricing parameters consistent with those set forth in the definition of Reserve Report, together with a Reserve Report Certificate;

(h)    together with each Reserve Report required to be delivered under Section 5.01(g), a report, in reasonable detail, setting forth (i) the Swap Agreements then in effect, the notional volumes of and prices for, on a monthly basis and in the aggregate, the Hydrocarbons for each such Swap Agreement and the term of each such Swap Agreement, (ii) the notional volumes of Hydrocarbons for each such Swap Agreement and (iii) a list of the customers comprising 80% of the Hydrocarbons (by value) being purchased from the Borrower or any Subsidiary in the six month period prior to the “as of” date of the most recently delivered Reserve Report or Reserve Report, as applicable; and

(i)    together with each Reserve Report delivered under Section 5.01(g) for the period ending June 30th and December 31st of each year, (i) any updated production history of the Proved Reserves of the Credit Parties as of such date, (ii) the lease operating expenses attributable to the Oil and Gas Properties of the Credit Parties for the prior 12-month period ending on the effective date of the applicable Reserve Report, and (iii) any other information as to the operations of Borrower and its Subsidiaries as reasonably requested by Administrative Agent;

(j)    promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to this Section 5.01 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (1) on which the Borrower posts such documents, or provides a link thereto, on the Borrower’s website on the Internet at www.gastar.com, or (2) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon request, the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent (by electronic mail) and, upon request, each Lender (by electronic mail) of the posting of any such documents and, upon request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 5.02    Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)    as soon as possible, but in any event within 5 days of obtaining knowledge thereof, (i) the occurrence of any Default, (ii) the occurrence of any “default” or “event of default” under any Material Indebtedness or (iii) the occurrence of any default under the DrillCo Operating Agreement;

(b)    as soon as possible, but in any event within 20 days after obtaining knowledge of the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Credit Party or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)    as soon as possible, but in any event within 20 days after the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(d)    as soon as possible, but in any event within 20 days after obtaining knowledge of any release by any Credit Party, or any other Person of any Hazardous Material into the environment, which could reasonably be expected to have a Material Adverse Effect;

(e)    as soon as possible, but in any event within 20 days after any notice alleging any violation of any Environmental Law by any Credit Party or any other Environmental Liability, which could reasonably be expected to have a Material Adverse Effect;

(f)    as soon as possible, but in any event within 20 days after the occurrence of any breach or default under, or repudiation or termination of, any Material Sales Contract, which could reasonably be expected to have a Material Adverse Effect; and

(g)    as soon as possible, but in any event within five days after becoming aware of any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

(h)    within three days after the date on which any Credit Party provides written notice to the DrillCo Investor that an Initial Reversion Date (as defined in the DrillCo Agreement) or Final Reversion Date (as defined in the DrillCo Agreement) has occurred, the Borrower shall provide a copy of such notice to the Administrative Agent and the Lenders. Within three Business Days of any Credit Party receiving a Wellbore Assignment from the DrillCo Investor covering an Initial Reversionary Share (as defined in the DrillCo Agreement) or a Final Reversionary Share (as defined in the DrillCo Agreement), the Borrower shall notify the Administrative Agent of the same.

To the extent applicable, each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03    Existence; Conduct of Business. The Borrower will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.04 or any Disposition permitted under Section 6.05 nor shall the Borrower or any Subsidiary be required to preserve any right or franchise unrelated to the Oil and Gas Property if the Borrower or such Subsidiary determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not adverse in any material respect to the Administrative Agent or any Lender.

Section 5.04    Payment of Obligations. The Borrower will, and will cause each Subsidiary to, pay its obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP, or (b) the failure to make such payment could not reasonably be expected to result in a Material Adverse Effect.

Section 5.05    Maintenance of Properties; Insurance. The Borrower will, and will cause each Subsidiary and use commercially reasonable efforts to cause each operator of Oil and Gas Property:

(a)    keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and

(b)    maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. Upon request of the Administrative Agent, the Borrower will furnish or cause to be furnished to the Administrative Agent from time to time a summary of the respective insurance coverage of the Borrower and its Subsidiaries in form and substance reasonably satisfactory to the Majority Lenders, and, if requested, will furnish the Administrative Agent copies of the applicable policies. Upon demand by the Administrative Agent, the Borrower will cause any insurance policies covering any such property to be endorsed (a) to provide that such policies may not be cancelled, reduced or affected in any manner for any reason without 30 days’ prior notice to the Administrative Agent, (b) to include the Administrative Agent as loss payee with respect to all property/casualty policies and additional insured with respect to all liability policies and (c) to provide for such other matters as the Lenders may reasonably require.

Section 5.06    Books and Records; Inspection Rights. The Borrower will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

Section 5.07    Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all Requirements of Law (including Environmental Laws) applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.08    Environmental Matters. If an Event of Default is continuing or if the Administrative Agent at any time has a reasonable basis to believe that there exists a violation of any Environmental Law by the Borrower or any Subsidiary or that there exists any other Environmental Liabilities that would in either case reasonably be expected to result in a Material Adverse Effect, then Borrower and each relevant Subsidiary shall, promptly upon the receipt of a request from the Administrative Agent, cause the performance of, or allow the Administrative Agent (or its designee) access to the real property for the purpose of conducting, an environmental assessment, including subsurface sampling of soil and groundwater, and cause the preparation of a report. Such assessments and reports, to the extent not conducted by the Administrative Agent (or its designee), shall be conducted and prepared by a reputable environmental consulting firm acceptable to the Majority Lenders and shall be in form and substance acceptable to the Majority Lenders. Borrower shall be responsible for (and reimburse the Administrative Agent for) all costs associated with any such assessments and reports.

Section 5.09    Use of Proceeds. The proceeds of the Loans will be used only to (a) pay the fees, expenses and transaction costs of the Transactions, (b) repay Indebtedness outstanding under the Existing

Credit Agreement, (c) redeem the Existing Notes and (d) finance the working capital needs of the Borrower, including capital expenditures, and for general corporate purposes of the Borrower and the Guarantors, in the ordinary course of business, including the exploration, acquisition and development of Oil and Gas Property. No part of the proceeds of the Loans will be used, whether directly or indirectly, to purchase or carry any margin stock (as defined in Regulation U issued by the Board). The Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of the Loans (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto. The Borrower will not fund all or part of any repayment of the Obligations out of proceeds derived from transactions which would be prohibited by Sanctions or would otherwise cause any Person to be in breach of Sanctions.

Section 5.10    Collateral Matters.

(a)    The Borrower will, and will cause each Guarantor to, at all times maintain an Acceptable Security Interest in Mortgaged Properties constituting at least (i) 90% of the PV10 of the Credit Parties’ Proved Reserves attributable to the Oil and Gas Property evaluated in the most recent Reserve Report provided to the Administrative Agent pursuant to Section 5.01(g) (other than any DrillCo Excluded Property and the Proved Reserves attributable thereto) and (ii) 90% of the net acres of Oil and Gas Properties (other than Proved Reserves and any DrillCo Excluded Property) as of the most recently ended fiscal quarter (including the fiscal year end) for which financial statements are available; provided that each Subject Lease shall be excluded from the calculation set forth in clause (ii) of this Section 5.10(a) until the earlier of (1) the 90th day after such Subject Lease is acquired by a Credit Party (or, in the case of Subject Leases held on the Effective which were not subject to a mortgage under the Existing Credit Agreement, until the 90th day after the Effective Date), and (2) the earliest to occur of (A) the date that the third party having a right to acquire an interest in such Subject Lease has acquired and paid for such interest, (B) the date that such third party has declined the offer to acquire such interest and (C) the date that such third party’s right to acquire such interest has expired.

(b)    With respect to any Oil and Gas Property acquired (including any interest of a Credit Party in Oil and Gas Properties acquired as the result of the formation of any pool or unit or acquired with the proceeds of any Disposition, but excluding DrillCo Excluded Properties) after the Effective Date by any Credit Party as to which the Administrative Agent, for the benefit of the Secured Parties, does not have an Acceptable Security Interest (other than any Real Property not constituting an Oil and Gas Property), such Credit Party shall:

(i)    with respect to Oil and Gas Properties with any associated Proved Reserves, promptly, (1) and in any event within 30 days, execute and deliver to the Administrative Agent such Security Documents or amendments to Security Documents and take all actions, including without limitation, the filing of any financing statements or Mortgages, as the Majority Lenders deem reasonably necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, an Acceptable Security Interest in such Property, and (2) deliver to the Administrative Agent such legal opinions relating to the matters described in clause (1) immediately preceding as the Administrative Agent may reasonably request, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Majority Lenders; provided, that, unless a Property is acquired for a purchase price or other consideration in excess of $250,000, the Borrower will not be required to take the actions specified in this Section 5.10(b)(i) prior to the end of the fiscal quarter in which the acquisition occurs, or if earlier, the date at which the cumulative amount of purchase price or other consideration for all Property acquired in such quarter equals or exceeds $250,000, at which time all Property theretofore acquired and not previously made subject to a Lien in favor of the Administrative Agent will be made so subject; and

(ii)    with respect to Oil and Gas Properties without any associated Proved Reserves, execute and deliver to the Administrative Agent such Security Documents or amendments to Security Documents and take all actions, including the filing of any financing statements or Mortgages, as the Majority Lenders deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, an Acceptable Security Interest in such Property promptly, and in any event within 30 days following the earlier of (1) the end of the calendar month in which the recorded lease with respect to such Oil and Gas Property is received by the Borrower and (2) the date such Oil and Gas Property is acquired if the purchase price of such Oil and Gas Property, together with all other such property acquired for which no Mortgage has been filed, equals or exceeds $5,000,000 in the aggregate; provided, that the Borrower shall not be required to take the actions specified in this Section 5.10(b)(ii) with respect to any Subject Lease until the earlier of (a) the 90th day after such Subject Lease is acquired by a Credit Party (or, in the case of Subject Leases held on the Effective Date which were not subject to a mortgage under the Existing Credit Agreement, the 90th day after the Effective Date), and (b) the 30th day after the earlier to occur of (A) the date that the third party having a right to acquire an interest in such Subject Lease has acquired and paid for such interest, (B) the date that such third party has declined the offer to acquire such interest and (C) the date that such third party’s right to acquire such interest has expired.

(c)    So long as no Event of Default has occurred, the Credit Parties may continue to receive from the purchasers of production all proceeds of the sale of production, subject, however, to the Liens created under the Security Documents, which Liens are hereby affirmed and ratified. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent and Lenders may exercise all rights and remedies granted under the Loan Documents subject to the terms thereof, including the right to obtain possession of all proceeds of production from such Mortgaged Properties then held by such Credit Parties or to receive directly from the purchasers of production all other proceeds of production. In no case shall any failure, whether intentioned or inadvertent, by the Administrative Agent or Lenders to collect directly any such proceeds of production from the Mortgaged Properties constitute in any way a waiver, remission or release of any of their rights under the Security Documents, nor shall any release of any proceeds of production from any Oil and Gas Properties by the Administrative Agent or Lenders to any Credit Parties constitute a waiver, remission, or release of any other proceeds of production from any Oil and Gas Properties or of any rights of the Administrative Agent or Lenders to collect other proceeds of production from the Oil and Gas Properties thereafter.

(d)    If requested by the Administrative Agent, the Borrower shall (i) obtain an affidavit of Initial Reversion (as defined in the DrillCo Agreement) or Final Reversion (as defined in the DrillCo Agreement) or release of Liens covering the Oil and Gas Properties subject to such reversion, in each case, from the DrillCo Investor in accordance with the terms of the DrillCo Agreement and (ii) grant to the Administrative Agent an Acceptable Security Interest in the reversionary interest of the Credit Parties arising from such Reversion (as defined in the DrillCo Agreement).

Section 5.11    Title Data. The Borrower will, and will cause each Subsidiary to, by the Effective Date (or a later date acceptable to the Majority Lenders in their sole discretion) and from time to time thereafter at the request of the Majority Lenders, deliver to the Administrative Agent title information in form and substance reasonably acceptable to the Majority Lenders with respect to that portion of the Oil and Gas Property set forth in the most recent Reserve Report provided to the Administrative Agent and the Lead Lender as the Lead Lender shall deem reasonably necessary or appropriate to verify the title of the Credit Parties to not less than (i) 90% of the PV10 of the Oil and Gas Property (other than any Drillco Excluded Properties) set forth in such Reserve Report that are required to be subject to a Mortgage pursuant to Section 5.10 and (ii) 90% of the net acres of Oil and Gas Properties (other than any DrillCo Excluded Property).

Section 5.12    Swap Agreements. Upon the request of the Majority Lenders, the Borrower shall, within 30 days of such request, provide to the Administrative Agent and the Majority Lenders copies of all agreements, documents and instruments evidencing the Swap Agreements not previously delivered to the Administrative Agent, certified as true and correct by a Responsible Officer of the Borrower, and such other information regarding such Swap Agreements as the Majority Lenders may reasonably request.

Section 5.13    Operation of Oil and Gas Property.

(a)    The Borrower will, and will cause each Subsidiary to, maintain, develop and operate its Oil and Gas Property in a good and workmanlike manner, and observe and comply with all of the terms and provisions, express or implied, of all oil and gas leases relating to such Oil and Gas Property so long as such Oil and Gas Property are capable of producing Hydrocarbons and accompanying elements in paying quantities, except where such failure to comply could not reasonably be expected to have a Material Adverse Effect.

(b)    Borrower will, and will cause each Subsidiary to, comply in all respects with all contracts and agreements applicable to or relating to its Oil and Gas Property or the production and sale of Hydrocarbons and accompanying elements therefrom, except to the extent a failure to so comply could not reasonably be expected to have a Material Adverse Effect.

Section 5.14    Subsidiaries. At the time hereafter that any Subsidiary of the Borrower is created or acquired, Borrower will (a) promptly take all action necessary to comply with Section 5.15, (b) promptly take all such action and execute and deliver, or cause to be executed and delivered, to the Administrative Agent all such opinions, documents, instruments, agreements, and certificates similar to those described in Section 4.01(b) and Section 4.01(d) that the Administrative Agent or the Majority Lenders may reasonably request, and (c) promptly cause such Subsidiary to (i) become a party to this Agreement and Guarantee the Obligations by executing and delivering to the Administrative Agent a Counterpart Agreement in the form of Exhibit C, (ii) to the extent required to comply with Section 5.10, execute and deliver Mortgages and other Security Documents creating first priority Liens in favor of the Administrative Agent, subject in priority only to Permitted Prior Liens, in such Subsidiary’s Oil and Gas Property and substantially all of such Subsidiary’s personal property, and (iii) to the extent required to comply with Section 5.11, all title opinions and other information. Upon delivery of any such Counterpart Agreement to the Administrative Agent, notice of which is hereby waived by each Credit Party, such Subsidiary shall be a Guarantor and shall be as fully a party hereto as if such Subsidiary were an original signatory hereto. Each Credit Party expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Credit Party hereunder. This Agreement shall be fully effective as to any Credit Party that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Credit Party hereunder. With respect to each such Subsidiary, the Borrower shall promptly send to the Administrative Agent written notice setting forth with respect to such Person the date on which such Person became a Subsidiary of the Borrower, and supplement the data required to be set forth in the Schedules to this Agreement as a result of the acquisition or creation of such Subsidiary; provided that such supplemental data must be reasonably acceptable to the Majority Lenders.

Section 5.15    Pledged Capital Stock. On the Effective Date and at the time hereafter that any Subsidiary of the Borrower is created or acquired, the Borrower and the Subsidiaries (as applicable) shall execute and deliver to the Administrative Agent for the benefit of the Secured Parties, the Security Agreement (or an amendment or supplement to, or amendment and restatement of, the Security Agreement), in form and substance reasonably acceptable to the Administrative Agent and the Majority Lenders, from the Borrower and/or the Subsidiaries (as applicable) covering all Capital Stock owned by the Borrower or the Subsidiaries in such Subsidiary, together with all certificates (or other evidence acceptable to the Majority Lenders) evidencing the issued and outstanding Capital Stock of each such Subsidiary of every class owned by such Credit Party (as applicable) which, if certificated, shall be duly endorsed or accompanied by stock powers executed in blank to the Administrative Agent, as the Administrative Agent or the Majority Lenders shall deem necessary or appropriate to grant, evidence and perfect a first priority security interest in the issued and outstanding Capital Stock owned by Borrower or any Subsidiary in each Subsidiary.

Section 5.16    Accounts. Subject to Section 5.19, no Credit Party shall establish or maintain a deposit account, securities account or commodities account, without executing and delivering to Majority Lenders and the Administrative Agent a Control Agreement covering the applicable deposit account, securities account or commodities account, other than with respect to Excluded Accounts; provided, however, that in the case of any a deposit account, securities account or commodities account acquired pursuant to an acquisition permitted under Section 6.07 (and which was not formed in contemplation of such acquisition), so long as such acquiring Credit Party provides the Majority Lenders and the Administrative Agent with written notice of the existence of such deposit account, securities account or commodities account within five Business Days following the date of such acquisition (or such later date as the Majority Lenders may agree in their sole discretion), such Credit Party will have 30 days (or such later date as the Majority Lenders may agree in their sole discretion) to subject such deposit account, securities account or commodities account to a Control Agreement. Once a control agreement has been so executed and delivered, none of the Credit Parties will deposit or maintain Collateral (including the proceeds thereof) in a deposit account, securities account or commodities account that is not subject to a control agreement.

Section 5.17    Further Assurances.

(a)    From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other Property hereafter acquired by any Credit Party, which may be deemed to be part of the Collateral) pursuant hereto or thereto.

(b)    Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, execute and deliver, or cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

Section 5.18    Redemption of Existing Notes. On the Effective Date, the Borrower shall deliver a notice of redemption with respect to the Existing Notes in accordance with the Existing Indenture, and shall redeem all of the outstanding Existing Notes and will pay to the holders thereof all of the accrued but unpaid interest thereon, in each case in accordance with the procedures therefor set forth in the Existing Indenture.

Section 5.19    Post-Closing Matters. Prior to the date 30 days after the Effective Date, the Administrative Agent and the Majority Lenders shall have received Control Agreements duly executed and delivered by each of the parties thereto with respect to all of the Credit Parties’ deposit accounts, securities accounts and commodity accounts (other than the Excluded Accounts).

ARTICLE VI.

NEGATIVE COVENANTS

Until the Obligations (other than contingent indemnification obligations for which no claim has been asserted) shall have been paid in full, the Borrower covenants and agrees with the Administrative Agent and the Lenders that:

Section 6.01    [Reserved].

Section 6.02    Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

(a)    the Obligations and Guarantees of the Obligations;

(b)    letters of credit not exceeding $7,500,000 in aggregate face amount at any time outstanding;

(c)    Indebtedness (other than Existing Notes) existing on the Effective Date and set forth in Schedule 6.02 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (except by an amount equal to the reasonable premium paid and fees and expenses reasonably incurred therewith);

(d)    intercompany Indebtedness between the Borrower and any Subsidiary or between Subsidiaries to the extent permitted by Section 6.07(c); provided that any such Indebtedness owed by either the Borrower or a Guarantor shall be subordinated to the Indebtedness on terms set forth in Article VII or on such terms as are reasonably acceptable to the Majority Lenders; provided, further, that upon the request of the Administrative Agent or the Majority Lenders at any time, such Indebtedness shall be evidenced by promissory notes having terms reasonably satisfactory to the Majority Lenders, and the sole originally executed counterparts of which shall be pledged and delivered to the Administrative Agent, for the benefit of the Secured Parties, as security for the Obligations;

(e)    (i) Indebtedness of the Borrower and the Subsidiaries incurred to finance the acquisition, construction or improvement of any fixed or capital assets (including office equipment, data processing equipment and motor vehicles), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any assets or secured by a Lien on any assets prior to the acquisition thereof or (ii) any Indebtedness of any Subsidiary issued and outstanding on or prior to the date on which such Subsidiary was acquired by the Borrower or any Subsidiary, and not incurred in contemplation thereof, in a transaction permitted hereunder, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (A) with respect to the Indebtedness incurred pursuant to clause (i) of this Section 6.02(e), such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this Section 6.02(e) at any time outstanding shall not exceed $5.0 million;

(f)    Indebtedness (other than Indebtedness for borrowed money) incurred or deposits made by the Borrower or any Subsidiary (i) under worker’s compensation laws, unemployment insurance laws or similar legislation, (ii) in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Borrower or any Subsidiary is a party, (iii) to secure public or statutory obligations of the Borrower or any Subsidiary, and (iv) of cash or U.S. Government Securities made to secure the performance of statutory obligations, surety, stay, customs and appeal bonds to which the Borrower or any Subsidiary is party in connection with the operation of the Oil and Gas Property, in each case in the ordinary course of business;

(g)    provided the Borrower complies with Section 5.18, Indebtedness under the Existing Notes, including any Indebtedness constituting Guarantees thereof by the Borrower or any Subsidiary;

(h)    Guarantees in respect of Indebtedness otherwise permitted pursuant to this Section 6.02;

(i)    Indebtedness in connection with the endorsement of negotiable instruments and other obligations in respect of cash management services, netting services, overdraft protection and similar arrangements, in each case in the ordinary course of business;

(j)    Indebtedness in respect of insurance premium financing for insurance being acquired or maintained by the Borrower or any Subsidiary under customary terms and conditions;

(k)    the Convertible Notes, any additional Convertible Notes issued under the Convertible Indenture after the date hereof representing Paid-In-Kind Principal (as defined in the Convertible Indenture) and any Permitted Refinancing Indebtedness thereof; provided that at the time of and immediately after giving effect to any Permitted Refinancing Indebtedness thereof, no Default shall have occurred and be continuing; provided, further, that, with respect to any Indebtedness consisting of Permitted Junior Lien Debt, at least three Business Days prior to the incurrence of such Indebtedness, the Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer certifying that such Indebtedness is permitted under the Loan Documents;

(l)    Indebtedness consisting of sureties or bonds provided to any Governmental Authority or other Person and assuring payment of contingent liabilities of the Borrower in connection with the operation of the Oil and Gas Properties, including with respect to plugging, facility removal and abandonment of its Oil and Gas Properties; and

(m)    other unsecured Indebtedness in an aggregate amount outstanding at any time not to exceed $1,000,000.

Section 6.03    Liens. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any Property now owned or hereafter acquired by it, except:

(a)    any Lien securing obligations under Swap Agreements that constitute “Secured Obligations” hereunder and the Obligations created pursuant to this Agreement or the Security Documents;

(b)    Permitted Encumbrances;

(c)    any Lien on any Property of the Borrower or any Subsidiary existing on the Effective Date and set forth in Schedule 6.03; provided that (i) such Lien shall not apply to any other Property of the Borrower or any other Subsidiary (other than proceeds and accessions and additions to such property) and (ii) such Lien shall secure only those obligations which it secures on the Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d)    any Lien existing on any Property prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any Property of any Person that becomes a Subsidiary after the Effective Date prior to the time such Person becomes a Subsidiary; provided that (i) such Lien secures Indebtedness permitted by Section 6.02(d), (ii) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (iii) such Lien shall not apply to any other Property of the Borrower or any other Subsidiary and (iv) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(e)    Liens on fixed or capital assets (including office equipment, data processing equipment and motor vehicles) acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such Liens secure Indebtedness permitted by clause (d) of Section 6.02, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of the Borrower or any other Subsidiaries (other than proceeds and accessions and additions to such property);

(f)    Liens securing insurance premium financing under customary terms and conditions, provided that no such Lien may extend to or cover any property other than the insurance being acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums related thereto;

(g)    Permitted Junior Liens securing Permitted Junior Lien Obligations;

(h)    Liens securing reimbursement obligations under letters of credit incurred in accordance with Section 6.02(b); and

(i)    Liens arising under the Drillco Operating Agreements provided (1) such Drillco Operating Agreements do not cover Property located outside of the DrillCo Contract Area, and (2) such Drillco Operating Agreements are entered into pursuant to the DrillCo Agreement.

Section 6.04    Fundamental Changes. The Borrower will not, nor will it permit any of its Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or Dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing:

(a)    any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving entity;

(b)    any Subsidiary may merge into any other Subsidiary in a transaction in which the surviving entity is a Subsidiary;

(c)    any Subsidiary may Dispose of its assets to the Borrower or to another Subsidiary; and

(d)    Dispositions permitted by Section 6.05 may be made.

Section 6.05    Disposition of Assets. The Borrower will not, and will not permit any Subsidiary to, Dispose of any property except:

(a)    the sale of Hydrocarbons in the ordinary course of business;

(b)    the Disposition of equipment and other property in the ordinary course of business, that is obsolete or no longer necessary in the business of the Borrower or any of its Subsidiaries or that is being replaced by equipment of comparable value and utility;

(c)    Liens permitted by Section 6.03, Investments permitted by Section 6.07 and Restricted Payments permitted by Section 6.09;

(d)    Dispositions of cash and Cash Equivalents in the ordinary course of business;

(e)    any Credit Party may Dispose of its property to another Credit Party;

(f)    sales or discounts of overdue accounts receivable in the ordinary course of business, in connection with the compromise or collection thereof, and not in connection with any financing transaction;

(g)    other Dispositions of Oil and Gas Property (other than Hedge Modifications or Production Payments), provided that:

(i)    the consideration received shall be at least equal to the Fair Market Value of the Oil and Gas Property subject to such Disposition (and with respect to Dispositions involving consideration in excess of $2,000,000 individually and $10,000,000 in the aggregate for all Dispositions pursuant to this Section 6.05, the Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer certifying that such Disposition was for Fair Market Value);

(ii)    100% of the consideration received by the Borrower or any Subsidiary in respect of such Disposition is cash or Cash Equivalents; and

(iii)    the Net Cash Proceeds of such Disposition are used to prepay the Loans to the extent required pursuant to Section 2.07(a).

(h)    substantially contemporaneous (and in any event occurring within 30 days of each other) Dispositions of Oil and Gas Properties as to which no Proved Reserves are attributable in exchange for other Oil and Gas Properties provided that (i) the Fair Market Value of the Oil and Gas Properties exchanged by the Borrower or its Subsidiary (together with any cash) is reasonably equivalent to the Fair Market Value of the Oil and Gas Properties (together with any cash) to be received by the Borrower or its Subsidiary, and (ii) any cash received must be applied in accordance with Section 2.07;

(i)    Dispositions of seismic, geologic or other data and license rights; and

(j)    Hedge Modifications; provided that the consideration received for such Hedge Modification is at least equal to Fair Market Value.

(k)    a DrillCo Required Disposition so long as the Administrative Agent (or any designee thereof) has received within 30 days of the date on which such DrillCo Required Disposition is effected, a duly executed Mortgage granting an Acceptable Security Interest in the applicable Credit Party’s interest in the DrillCo Joint Well that is the subject of such DrillCo Required Disposition (“DrillCo Mortgage”).

(l)    Dispositions pursuant to a decision not to participate in an Oklahoma Corporation Commission Force Pooling Order or any relinquishment of any interests in any oil and gas leases pursuant to a non-consent provision of a standard form of joint operating agreement.

(m)    Any farm-out, drillco or similar arrangement with respect to any Non-Core Assets.

(n)    Dispositions of interests in any Subject Lease pursuant to the exercise by a third party of its right to acquire an interest therein, to the extent and pursuant to the terms of such right as in effect on the date hereof, which Disposition is effected on or before the 90th day after such Subject Lease is acquired by a Credit Party (or, in the case of Subject Leases held on the Effective Date which were not subject to a mortgage under the Existing Credit Agreement, the 90th day after the Effective Date).

(o)    Other dispositions and sales of Properties (including any midstream assets or gathering systems) not otherwise permitted pursuant to this Section 6.07 having a fair market value not to exceed $5,000,000 in the aggregate for all dispositions and sales of Properties pursuant to this Section 6.05(l) for the term of this Agreement.

Section 6.06    Nature of Business. The Borrower will not, nor will it permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

Section 6.07    Investments. The Borrower will not, nor will it permit any of its Subsidiaries to, make any Investment, except:

(a)    Investments in Cash Equivalents;

(b)    Investments (i) made by any Credit Party in or to any Credit Party and (ii) made by any Subsidiary in or to any Credit Party;

(c)    Investments made by the Borrower or any Subsidiary pursuant to the commitments set forth on Schedule 6.07(c); provided, that the Borrower’s or any Subsidiary’s commitments set forth on Schedule 6.07(c) shall not be increased or otherwise altered in any manner adverse to the interests of the Borrower or any of its Subsidiaries, on the one hand, and the Lenders, on the other hand, unless otherwise consented to by the Majority Lenders;

(d)    Guarantees constituting Indebtedness permitted by Section 6.02 (other than guarantees in respect of Capital Lease Obligations) and performance guarantees, in each case, incurred in the ordinary course of business;

(e)    Investments by the Borrower and its Subsidiaries that are customary in the oil and gas business and in the ordinary course of the Borrower’s or such Subsidiary’s business, and in the form of, or pursuant to, oil, gas and mineral leases, operating agreements, unitization agreements, joint bidding agreements, services contracts and other similar agreements that a reasonable and prudent oil and gas industry owner or operator would find acceptable;

(f)    Investments consisting of Swap Agreements to the extent permitted under Section 6.08;

(g)    Investments existing as of the Effective Date and set forth on Schedule 6.07(g);

(h)    Investments consisting of (i) loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business and (ii) other short term loans to employees not to exceed, with respect to the foregoing clauses (i) and (ii) together, $250,000 in the aggregate at any time outstanding;

(i)    demand deposits with financial institutions, prepaid expenses and extensions of trade credit in the ordinary course of business (and any Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss);

(j)    trade and customer accounts receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms;

(k)    Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business; provided that, the aggregate amount of such investment shall not exceed $1,000,000 (other than by appreciation);

(l)    Investments consisting of any deferred portion of the sales price received by the Borrower or any Subsidiary in connection with any sale of assets permitted hereunder;

(m)    any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Subsidiary of the Company; or such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its Properties or assets to, or is liquidated into, the Company or a Subsidiary of the Company; and

(n)    other investments not to exceed $1,000,000 in the aggregate.

Section 6.08    Swap Agreements. The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, enter into any Swap Agreement, except Swap Agreements with Qualified Counterparties entered into in the ordinary course of business and not for speculative purposes to:

(a)    hedge or mitigate price risks with respect to Hydrocarbons to which the Borrower or any Subsidiary has actual exposure (whether or not treated as a hedge for accounting purposes under GAAP); provided that at the time the Borrower or any Subsidiary enters into any such Swap Agreement, such Swap Agreement (x) does not have a term greater than 60 months from the date such Swap Agreement is entered into, and (y) when aggregated with all other Swap Agreements then in effect would not cause the aggregate notional volume per month for each of Hydrocarbons, calculated separately, under all Swap Agreements then in effect (other than Excluded Hedges) to exceed, as of the date such Swap Agreement is executed, (A) for any month during the forthcoming five-year period, 100% of the Projected Oil and Gas Production as set forth in clause (a) of such defined term and (B) for any month during the forthcoming 36-month period, 75% of the Projected Oil and Gas Production as set forth in clause (b) of such defined term; and

(b)    effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

Section 6.09    Restricted Payments. The Borrower will not, nor will it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment; provided that, so long as at the time of and immediately after giving effect to such Restricted Payment no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the Borrower or any Subsidiary may make the following Restricted Payments:

(a)    the declaration and payment of dividends or distributions by the Borrower solely in Capital Stock (other than Disqualified Stock) of the Borrower;

(b)    the declaration and payment of dividends or distributions by any Subsidiary to the Borrower or any Guarantor;

(c)    the redemption of Existing Notes out of the proceeds of the Loans, the Convertible Notes and the Common Stock Purchase;

(d)    the principal payment on, defeasance, redemption, repurchase, exchange or other acquisition or retirement of any Convertible Notes made solely by exchange for, or out of the proceeds of the substantially concurrent sale or incurrence of Permitted Refinancing Indebtedness of the Borrower or any Guarantor incurred pursuant to Section 6.02(l) or Capital Stock (other than Disqualified Stock) of the Borrower;

(e)    cash dividends on (i) the Series A Preferred Shares and Series B Preferred Shares, as required under the terms of such securities as in effect on the date hereof and (ii) any Qualified Preferred Shares; provided that at the time of and immediately after giving effect to such distribution, (y) no Default or Event of Default has occurred and is continuing or would result therefrom and (z) from, and including, August 1, 2018, to, but excluding May 1, 2019, the Fixed Charge Coverage Ratio is not less than 1.0 to 1.0 and from and after May 1, 2019, the Fixed Charge Coverage Ratio is not less than 1.25 to 1.0; and

(f)    the issuance and delivery of shares of common stock of the Borrower to holders of the Convertible Notes in connection with a conversion by such holders of Convertible Notes, together with the payment of nominal cash consideration for fractional common shares thereof, in each case in accordance with the Convertible Indenture.

Section 6.10    Transactions with Affiliates.

(a)    The Borrower will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any Property from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with (or for the benefit of), any Affiliate of the Borrower (each, an “Affiliate Transaction”), unless:

(i)    the Affiliate Transaction is on terms that are no less favorable to the Borrower or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Subsidiary with an unrelated Person or, if in the good faith judgment of the Borrower’s Board of Directors, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Borrower or the relevant Subsidiary from a financial point of view; and

(ii)    the Borrower delivers to the trustee (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors of the Borrower set forth in an officers’ certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Borrower; and (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an opinion as to the fairness to the Borrower or such Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(b)    Section 6.10(a) will not apply to:

(i)    transactions between or among Credit Parties;

(ii)    payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Borrower or any of its Subsidiaries;

(iii)    Restricted Payments permitted by Section 6.09; and

(iv)    any issuance of Capital Stock (other than Disqualified Stock) of the Company to Affiliates of the Borrower and the granting of registration and other customary rights in connection therewith.

Section 6.11    Restrictive Agreements. The Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its Property to secure the Obligations, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Capital Stock or to make or repay loans or advances to the Borrower or any Subsidiary or to Guarantee Indebtedness of the Borrower or any Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement or the Convertible Indenture (or any documents evidencing or relating to the issuance of any permitted Senior Notes, any Permitted Refinancing), and (ii) clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the Property securing such Indebtedness, (B) customary provisions in leases and other contracts restricting the assignment thereof, (C) restrictions with respect to Oil and Gas Property that are not included in the most recent Reserve Report delivered to the Administrative Agent and (D) provisions of the DrillCo Agreement pursuant to which the Credit Parties agree not to grant Liens that can be perfected with recordings in the applicable county records securing the Obligations on any Properties in the DrillCo Contract Area (other than Wellbore Liens permitted hereunder and Liens on Non-DrillCo Assets).

Section 6.12    Disqualified Stock. The Borrower will not, nor will it permit any of its Subsidiaries to, issue any Disqualified Stock.

Section 6.13    Certain Amendments to Organizational Documents and Convertible Notes. The Borrower will not, nor will it permit any of its Subsidiaries to:

(a)    enter into or permit any modification or amendment of, or waive any material right or obligation of any Person under its Organizational Documents if the effect thereof would be materially adverse to the Administrative Agent or any Lender or violate Section 6.11; or

(b)    enter into or permit any modification or amendment of the Convertible Notes the effect of which is to (i) increase the maximum principal amount of the Convertible Notes or the rate of interest on any of the Convertible Notes (other than as a result of the imposition of a default rate of interest in accordance with the terms of the Convertible Notes), (ii) change or add any event of default or any covenant with respect to the Convertible Notes if the effect of such change or addition is to cause any one or more of the Convertible Notes to be more restrictive on the Borrower or any of its Subsidiaries than such Convertible Notes were prior to such change or addition, (iii) shorten the dates upon which scheduled payments of principal or interest on the Convertible Notes are due, (iv) change any redemption or prepayment provisions of the Convertible Notes, (v) grant any Liens in any assets of the Borrower or any of its Subsidiaries except for Permitted Junior Liens, or (vi) permit any Subsidiary to Guarantee the Convertible Notes unless such Subsidiary is (or concurrently with any such Guarantee becomes) a Guarantor hereunder.

Section 6.14    Sale and Leaseback Transactions and other Off-Balance Sheet Liabilities. The Borrower will not, nor will it permit any Subsidiary to, enter into or suffer to exist any Sale and Leaseback Transaction or any other transaction pursuant to which it incurs or has incurred Off-Balance Sheet Liabilities.

Section 6.15    DrillCo Restrictions. Without the prior written consent of the Majority Lenders, no Credit Party shall amend or otherwise modify the DrillCo Agreement in a manner materially adverse to the Lenders, including, without limitation, any amendment or modification which would (a) increases the number of Joint Wells (as defined in the Drillco Agreement) above sixty (60); (b) materially changes the area subject to the Joint Development Agreement; or (c) materially change any economic terms or provision of the Joint Development Agreement, including with respect to the costs to be borne by the Company.

Section 6.16    Lease Restrictions. The Borrower and its Subsidiaries shall not, without the consent of the Majority Lenders, allow more than 10% of the net acreage consisting of Oil and Gas Properties of the Borrower and its Subsidiaries, measured as of the Effective Date, to lapse, expire or otherwise terminate in any manner without such Oil and Gas Properties being replaced by Oil and Gas Properties of similar quantity and value in Township 20 North – Range 8 West, Township 20 North – Range 7 West, Township 19 North – Range 9 West, Township 19 North – Range 8 West, Township 19 North –

Range 7 West, Township 18 North – Range 8 West, Township 18 North – Range 7 West, and Township 18 North – Range 6 West; provided that, (a) for purposes of calculating such net acreage, all Non-Core Assets shall be excluded from the Oil and Gas Properties of the Borrower and its Subsidiaries and (b) such percentage shall be adjusted following the Effective Date to take into account any disposition or acquisition of Oil and Gas Properties as reasonably determined between the Borrower and the Majority Lenders (it being understood and agreed that such adjustment referred to in this proviso shall not in and of itself result in a Default or an Event of Default).

ARTICLE VII.

GUARANTEE OF OBLIGATIONS

Section 7.01    Guarantee of Payment. Each Guarantor unconditionally and irrevocably guarantees to the Collateral Agent for the benefit of the Secured Parties, the punctual payment of all Secured Obligations now or which may in the future be owing by any Credit Party (the “Guaranteed Liabilities”). This Guarantee is a guaranty of payment and not of collection only. The Collateral Agent shall not be required to exhaust any right or remedy or take any action against the Borrower or any other Person or any collateral. The Guaranteed Liabilities include interest accruing after the commencement of a proceeding under bankruptcy, insolvency or similar laws of any jurisdiction at the rate or rates provided in the Loan Documents. Each Guarantor agrees that, as between the Guarantor and the Collateral Agent, the Guaranteed Liabilities may be declared to be due and payable for the purposes of this Guarantee notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards the Borrower or any other Guarantor and that in the event of a declaration or attempted declaration, the Guaranteed Liabilities shall immediately become due and payable by each Guarantor for the purposes of this Guarantee.

Section 7.02    Guarantee Absolute. Each Guarantor guarantees that the Guaranteed Liabilities shall be paid strictly in accordance with the terms of this Agreement. The liability of each Guarantor hereunder is absolute and unconditional irrespective of: (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Loan Documents or the Guaranteed Liabilities, or any other amendment or waiver of or any consent to departure from any of the terms of any Loan Document or Guaranteed Liability, including any increase or decrease in the rate of interest thereon; (b) any release or amendment or waiver of, or consent to departure from, any other guaranty or support document, or any exchange, release or non-perfection of any collateral, for all or any of the Loan Documents or Guaranteed Liabilities; (c) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Loan Document or Guaranteed Liability; (d) without being limited by the foregoing, any lack of validity or enforceability of any Loan Document or Guaranteed Liability; and (e) any other setoff, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Loan Documents or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, the Borrower or a Guarantor (other than the defense of payment or performance).

Section 7.03    Guarantee Irrevocable. This Guarantee is a continuing guaranty of the payment of all Guaranteed Liabilities now or hereafter existing under this Agreement, and shall remain in full force and effect until payment in full of all Guaranteed Liabilities and other amounts payable hereunder.

Section 7.04    Reinstatement. This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Liabilities is rescinded or must otherwise be returned by the Collateral Agent or any Secured Party on the insolvency, bankruptcy or reorganization of the Borrower, or any other Credit Party, or otherwise, all as though the payment had not been made.

Section 7.05    Subrogation. No Guarantor shall exercise any rights which it may acquire by way of subrogation, by any payment made under this Guarantee or otherwise, until all the Guaranteed Liabilities have been paid in full and this Agreement. If any amount is paid to the Guarantor on account of subrogation rights under this Guarantee at any time when all the Guaranteed Liabilities have not been paid in full, the amount shall be held in trust for the benefit of the Secured Parties and shall be promptly paid to the Collateral Agent to be credited and applied to the Guaranteed Liabilities, whether matured or unmatured or absolute or contingent, in accordance with the terms of this Agreement and the Swap Agreements. If any Guarantor makes payment to any Secured Party of all or any part of the Guaranteed Liabilities and all the Guaranteed Liabilities are paid in full and this Agreement, the Collateral Agent and the Secured Parties shall, at such Guarantor’s request, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Liabilities resulting from the payment.

Section 7.06    Subordination. Without limiting the rights of the Collateral Agent and the Secured Parties under any other agreement, any liabilities owed by the Borrower to any Guarantor in connection with any extension of credit or financial accommodation by any Guarantor to or for the account of the Borrower, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Guaranteed Liabilities, and such liabilities of the Borrower to such Guarantor, if the Collateral Agent so requests after the occurrence and during the continuation of a Default or event of default or termination event (howsoever defined) under any Swap Agreement constituting a Secured Obligation hereunder, shall be collected, enforced and received by any Guarantor as trustee for the Collateral Agent and shall be paid over to the Collateral Agent on account of the Guaranteed Liabilities but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guarantee.

Section 7.07    Payments Generally. All payments by the Guarantors shall be made in the manner, at the place and in the currency (the “Payment Currency”) required by the Loan Documents and in accordance with the Swap Intercreditor Agreement; provided, however, that if the Payment Currency is other than Dollars any Guarantor may, at its option (or, if for any reason whatsoever any Guarantor is unable to effect payments in the foregoing manner, such Guarantor shall be obligated to) pay to the Collateral Agent at its principal office the equivalent amount in Dollars computed at the selling rate of the Collateral Agent or a selling rate chosen by the Collateral Agent, most recently in effect on or prior to the date the Guaranteed Liability becomes due, for cable transfers of the Payment Currency to the place where the Guaranteed Liability is payable. In any case in which any Guarantor makes or is obligated to make payment in Dollars, the Guarantor shall hold the Collateral Agent and the Secured Parties harmless from any loss incurred by the Collateral Agent and any Secured Party arising from any change in the value of Dollars in relation to the Payment Currency between the date the Guaranteed Liability becomes due and the date the Collateral Agent or such Secured Party is actually able, following the conversion of the Dollars paid by such Guarantor into the Payment Currency and remittance of such Payment Currency to the place where such Guaranteed Liability is payable, to apply such Payment Currency to such Guaranteed Liability.

Section 7.08    Setoff. Each Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim the Collateral Agent or any Secured Party may otherwise have, the Collateral Agent or such Secured Party shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of any Guarantor at any office of the Collateral Agent or such Secured Party, in Dollars or in any other currency, against any amount payable by such Guarantor under this Guarantee which is not paid when due (regardless of whether such balances are then due to such Guarantor), in which case it shall promptly notify such Guarantor thereof; provided that the failure of the Collateral Agent or such Secured Party to give such notice shall not affect the validity thereof.

Section 7.09    Formalities. Each Guarantor waives presentment, notice of dishonor, protest, notice of acceptance of this Guarantee or incurrence of any Guaranteed Liability and any other formality with respect to any of the Guaranteed Liabilities or this Guarantee.

Section 7.10    Limitations on Guarantee. The provisions of the Guarantee under this Article VII are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guarantee would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Guarantee, then, notwithstanding any other provision of this Guarantee to the contrary, the amount of such liability shall, without any further action by the Guarantors, the Collateral Agent or any Secured Party, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”). This Section 7.10 with respect to the Maximum Liability of the Guarantors is intended solely to preserve the rights of the Collateral Agent and the Secured Parties hereunder to the maximum extent not subject to avoidance under applicable law, and no Guarantor nor any other Person shall have any right or claim under this Section 7.10 with respect to the Maximum Liability, except to the extent necessary so that none of the obligations of any Guarantor hereunder shall not be rendered voidable under applicable law.

Section 7.11    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Article VII in respect of all obligations in respect of Swap Agreements that constitute Secured Obligations hereunder (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 7.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.11 or otherwise under this Article VII voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Article VII shall remain in full force and effect until a discharge of the Guaranteed Liabilities. Each Qualified ECP Guarantor intends that this Section 7.11 constitute, and this Section 7.11 shall be deemed to constitute, a “keepwell, support or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 7.12    Survival. The agreements and other provisions in this Article VII shall survive, and remain in full force and effect regardless of, the resignation or removal of the Collateral Agent or the Collateral Agent, the replacement of any Lender, the expiration or termination of this Agreement and the Aggregate Commitments, and the repayment, satisfaction or discharge of the Obligations.

ARTICLE VIII.

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:

(a)    the Borrower shall fail to pay any principal of, or premium on, any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)    the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or the Fee Letter, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c)    any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder or in any Loan Document furnished pursuant to or in connection with this Agreement or any amendment or modification thereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made and such materiality is continuing;

(d)    the Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, Section 5.03 (with respect to the Borrower’s or any Subsidiary’s existence), Section 5.09, Section 5.10, Section 5.18, Section 5.19 or in Article VI;

(e)    the Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any Loan Document, and such failure shall continue unremedied for a period of 30 days after receipt of written notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

(f)    the Borrower or any Subsidiary shall fail to make any payment required under the DrillCo Agreement within 30 days of the date such payment is due under the DrillCo Agreement, unless such payment is being disputed in good faith and the Company has established adequate reserves therefor;

(g)    the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable and such failure shall continue beyond the applicable grace period, if any, or any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the Property securing such Indebtedness and (ii) Indebtedness that becomes due as a result of a change in law, tax regulation or accounting treatment so long as such Indebtedness is paid when due;

(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)    the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)    the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)    one or more judgments for the payment of money in an aggregate amount in excess of $2,500,000 shall be rendered against the Borrower or any Subsidiary or any combination thereof and either the same shall remain undischarged or unsatisfied for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

(l)    an ERISA Event shall have occurred that, in the opinion of the Majority Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)    the delivery by any Guarantor to the Administrative Agent of written notice that a Guarantee under Article VII has been revoked;

(n)    any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be valid and enforceable as against any Credit Party; or any Credit Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Credit Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document;

(o)    any Security Instrument after delivery thereof shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject in priority only to Permitted Prior Liens) on the Collateral purported to be covered thereby;

(p)    any Lien granted to a Credit Party by the DrillCo Investor under or related to the DrillCo Operating Agreement fails to be senior to all other Liens granted by the DrillCo Investor in the Property encumbered thereby (other than (i) the Liens granted under the memorandum of DrillCo Operating Agreement to the other Persons party thereto and (ii) Liens of the type described in clause (a) of “Permitted Encumbrances” definition), and such failure shall remain unremedied for 30 days after the earlier to occur of a Credit Party becoming aware of the occurrence of such failure and notice from the Administrative Agent to the Borrower of such failure; or

(q)    an “Event of Default” under the Convertible Indenture shall have occurred;

then, and in every such event (other than an event with respect to the Borrower or any Subsidiary described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the written request of the Majority Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Aggregate Commitment, and thereupon the Aggregate Commitment shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees, premiums and other obligations of the Borrower accrued or payable hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Aggregate Commitment shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees, premiums and other obligations of the Borrower accrued or payable hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Without limiting the foregoing, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent and each Lender may, subject to the Swap Intercreditor Agreement, protect and enforce its rights under this Agreement and the other Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in this Agreement or any other Loan Document, and the Administrative Agent and each Lender may, subject to the Swap Intercreditor Agreement, enforce payment of any Obligations due and payable hereunder or enforce any other legal or equitable right and remedies which it may have under this Agreement, any other Loan Document, or under applicable law or in equity.

Without limiting the generality of the foregoing, it is understood and agreed that if the maturity of the Loans shall be accelerated or the Loans otherwise become due prior to the Maturity Date (under any provision of this Article VIII or otherwise) a premium equal to the Make-Whole Amount or Applicable Premium (in each case, determined as if the Loans were repaid at the time of such acceleration at the option of the Borrower pursuant to Section 2.08 and as calculated by the Majority Lenders which, absent manifest error, shall be deemed conclusive) shall also become immediately due and payable and shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof. Any premium payable above shall be presumed to be the liquidated damages sustained by each Lender as the result of the early redemption and the Borrower agrees that it is reasonable under the circumstances currently existing. Without limiting the foregoing, any redemption, prepayment, repayment, or payment of the Obligations in or in connection with a Bankruptcy Event shall constitute an optional prepayment thereof under the terms of Section 2.06 and require the immediate payment of the Make-Whole Amount and Applicable Premium. Any premium payable pursuant to this Article VIII shall be presumed to be the liquidated damages sustained by each Lender as a result of the early redemption and the Credit Parties agree that it is reasonable under the circumstances currently existing. The premium shall also be payable in the event the Obligations are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. THE BORROWER EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Borrower expressly agrees (to the fullest extent it may lawfully do so) that: (A) the premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Lenders and the Borrower giving specific consideration in this transaction for such agreement to pay the premium; and (D) the Borrower shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Borrower expressly acknowledges that its agreement to pay the premium to Lenders as herein described is a material inducement to Lenders to enter into this Agreement.

Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, the Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Administrative Agent from or on behalf of Borrower or any Guarantor of all or any part of the Obligations, and, as between Borrower on the one hand and Administrative Agent and Lenders on the other, Administrative Agent shall, subject to the Swap Intercreditor Agreement, have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Administrative Agent may deem advisable notwithstanding any previous application by Administrative Agent.

Following the occurrence and during the continuance of an Event of Default, Administrative Agent shall, subject to the Swap Intercreditor Agreement, apply any and all payments received by Administrative Agent in respect of the Obligations, and any and all proceeds of Collateral received by Administrative Agent, in the following order: first, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to Administrative Agent with respect to this Agreement, the other Loan Documents or the Collateral, second, to all fees, costs, indemnities and expenses incurred by or owing to any Lender with respect to this Agreement, the other Loan Documents or the Collateral, third, to accrued and unpaid interest on the Obligations, fourth, to the principal amount of the Obligations outstanding, and fifth, to any other indebtedness or obligations of Borrower owing to Administrative Agent or any Lender under the Loan Documents. Any balance remaining after giving effect to the applications set forth above shall be delivered to the Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out any of the applications set forth herein, amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category.

ARTICLE IX.

THE ADMINISTRATIVE AGENT

Section 9.01    Appointment and Authority.

(a)    Each of the Lenders hereby irrevocably appoints Wilmington Trust, National Association, to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

(b)    The Administrative Agent shall also act as the “Collateral Agent” or “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. All protections, exculpations, indemnifications, expense reimbursements, rights, powers and privileges provided to the Administrative Agent under this Agreement and the other Loan Documents shall also apply to the Administrative Agent acting in its capacity as “Collateral Agent” (or “collateral agent” as applicable) under the Loan Documents. In this connection, the Administrative Agent acting in its capacity as “Collateral Agent” (or “collateral agent” as applicable) and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent (in it capacity as “Collateral Agent” or “collateral agent”) pursuant to this Article IX for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Loan Documents, or for exercising any rights and remedies thereunder, shall be entitled to the benefits of all provisions of this Article IX and Article X (including, without limitation, Section 10.03 as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” or “Collateral Agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 9.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity, if applicable, as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Credit Party or other Affiliate thereof as if it were not the Administrative Agent hereunder.

Section 9.03    Exculpatory Provisions. The duties of Administrative Agent shall be mechanical and administrative in nature. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein or in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing:

(a)    the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing,

(b)    the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02); provided that Administrative Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable Requirements of Law, and

(c)    except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or any of their Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.

The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, or any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).

Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term us used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties. Each party to this Agreement acknowledges and agrees that the Administrative Agent and the Majority Lenders or the Majority Lenders may use an outside service provider for the tracking of all UCC financing statements or similar statements under the laws of any other jurisdiction required to be filed pursuant to the Loan Documents and notification to the Administrative Agent, the Majority Lenders or the Majority Lenders, as the case may be, of, among other things, the upcoming lapse or expiration thereof.

Section 9.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received written notice to the contrary from such Lender prior to the making of such Loan.

The Administrative Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents the Administrative Agent is permitted or desires to take or to grant, and if such instructions are promptly requested, the Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Majority Lenders or all or such other portion of Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Majority Lenders (or all or such other portion of Lenders as shall be prescribed by this Agreement) and, notwithstanding the instructions of the Majority Lenders (or such other applicable portion of Lenders), the Administrative Agent shall have no obligation to take any action if it believes, in good faith, that such action would violate applicable law or exposes the Administrative Agent to any liability for which it has not received satisfactory indemnification in accordance with the provisions of Section 10.03 of this Agreement.

Section 9.05    Delegation of Duties. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs, including those indemnification and expense reimbursement provisions in Section 10.03 of this Agreement, shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. Administrative Agent shall not incur any liability for any action or inaction taken by a sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 9.06    Collateral and Guaranty Matters. Subject to the Swap Intercreditor Agreement, each Lender hereby authorizes the Administrative Agent to release (or instruct the Collateral Agent to release) any Collateral that it is permitted to be sold or released pursuant to the terms of the Loan Documents (it being understood and agreed that the Administrative Agent may conclusively rely without further inquiry on a certificate of a Responsible Officer as to the sale or other disposition of property being made in full compliance with the provisions of the Loan Documents). Each Lender hereby authorizes the Administrative Agent to execute and deliver (or instruct the Collateral Agent to execute and deliver) to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower in connection with any Disposition of Collateral to the extent such Disposition is permitted by the terms of this Agreement or is otherwise authorized by the terms of the Loan Documents. Upon request by the Administrative Agent at any time, the Lenders will confirm the Administrative Agent’s authority to release and/or subordinate particular types or items of Collateral pursuant to this Article IX.

The Administrative Agent shall have no obligation whatsoever to any Lender or any other person to investigate, confirm or assure that the Collateral exists or is owned by any Credit Party or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Loans hereunder, or that the liens and security interests granted to the Administrative Agent pursuant hereto or any of the Loan Documents or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Administrative Agent in this Agreement or in any of the other Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the other terms and conditions contained herein, the Administrative Agent shall have no duty or liability whatsoever to any other Lender.

The Administrative Agent and each Lender hereby appoint each other as agent for the purpose of perfecting the Administrative Agent’s security interest in assets which, in accordance with the Uniform Commercial Code in any applicable jurisdiction, can be perfected by possession or control. Should any Lender (other than the Administrative Agent) obtain possession or control of any such assets, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor, shall deliver such assets to the Administrative Agent or in accordance with the Administrative Agent’s instructions or transfer control to the Administrative Agent in accordance with the Administrative Agent’s instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Instrument or to realize upon any Collateral for the Loans unless instructed to do so by the Administrative Agent (or consented to by Administrative Agent, as provided in Section 7.08), it being understood and agreed that such rights and remedies may be exercised only by Administrative Agent.

Section 9.07    Resignation and Removal of Administrative Agent.

(a)    The Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Majority Lenders shall have the right, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), to appoint a successor; provided that no consent of the Borrower shall be required if any Event of Default has occurred and is continuing. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier date as shall be agreed by the Majority Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in Chicago, Illinois or New York, New York, or an Affiliate of any such bank that is a financial institution. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor which shall include execution by such successor Administrative Agent of a Joinder Supplement (as defined in the Swap Intercreditor Agreement), such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agents notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective. For the avoidance of doubt, any resignation of the Administrative Agent shall also constitute a resignation of the Administrative Agent in its capacity as “Collateral Agent” or “collateral agent” under the Loan Documents.

(b)    The Majority Lenders may by notice to the Borrower remove the Administrative Agent and, in consultation with the Borrower, appoint a successor. If no successor administrative agent shall have been appointed by the Majority Lenders and shall have accepted such appointment within twenty (20) days (or such earlier date as shall be agreed by the Majority Lenders (the “Removal Effective Date”)) which acceptance shall include execution by such successor Administrative Agent of a Joinder Supplement (as defined in the Swap Intercreditor Agreement), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. For the avoidance of doubt, any removal of the Administrative Agent shall also constitute a removal of the Administrative Agent in its capacity as “Collateral Agent” or “collateral agent” under the Loan Documents, subject to the terms of the Swap Intercreditor Agreement.

(c)    With the effect of the Resignation Effective Date or the Removal Effective Date, the Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly and the Majority Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Lenders appoint a successor as provided for above. After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Section 9.08    Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a lender or assign or otherwise transfer its rights, interests and obligations hereunder.

Section 9.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any Subsidiary, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 10.03 of this Agreement allowed in such judicial proceeding); and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the

Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and their agents and counsel, and any other amounts due the Administrative Agent under Section 10.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Anything contained in any of the Loan Documents to the contrary notwithstanding, Borrower, Administrative Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Loan Documents may be exercised solely by Administrative Agent, for the benefit of the Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Administrative Agent for the benefit of the Secured Parties in accordance with the terms thereof, and (ii) in the event of a foreclosure or similar enforcement action by Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition (including, without limitation, pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), Administrative Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code,) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and Administrative Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from Majority Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale or other disposition. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Majority Lenders, to credit bid all or any portion of the Secured Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 thereof, or any similar laws in any other jurisdictions to which a Credit Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Capital Stock or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Capital Stock thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Majority Lenders contained in Section 10.02), (iii) the Administrative Agent shall be authorized to assign the relevant Secured Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Capital Stock and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Secured Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Lenders pro rata and the Capital Stock and/or debt instruments issued by any acquisition vehicle on account of the Secured Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

ARTICLE X.

MISCELLANEOUS

Section 10.01    Notices.

(a)    Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or email, as follows:

(i)    if to the Borrower, to Gastar Exploration Inc., 1331 Lamar, Suite 650, Houston, Texas 77010, Attention: Michael A. Gerlich, Senior Vice President and Chief Financial Officer, Facsimile No. (713) 739-0458, email: mgerlich@gastar.com and Trent Determann, Vice-President Finance, Facsimile No. (713) 739-0458, email: tdetermann@gastar.com;

(ii)    if to the Administrative Agent, to Wilmington Trust, National Association, Rodney Square, 1100 North Market Street, Wilmington, DE 19890, Attention: Jennifer K. Anderson, Facsimile No. (302) 636-4145, email: JKAnderson@wilmingtontrust.com, with a copy to Arnold & Porter Kaye Scholer LLP, 250 West 55th Street, New York, NY 10019, Attention: Alan Glantz, Facsimile No, (212) 836-6763, email: Alan.Glantz@APKS.com; and

(iii)    if to any other Lender, to its address (or telecopy number) set forth in its Administrative Questionnaire.

(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)    Any party hereto may change its address or telecopy number or email address for notices and other communications hereunder by written notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if received during the recipient’s normal business hours.

(d)    Borrower hereby acknowledges that (i) the Administrative Agent may make available to the Lenders materials and/or information provided by or on behalf of Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on SyndTrak, Intralinks or another similar electronic system (the “Platform”), (ii) the Administrative Agent may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications, and (iii) certain of the Lenders may be “public-side” Lenders (i.e., Lenders, or representatives thereof, that do not wish to receive material nonpublic information with respect to Borrower or its securities) (each, a “Public Lender”). Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor”; and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor”. Notwithstanding the foregoing, the following Borrower Materials shall be marked “PUBLIC”, unless Borrower notifies the Administrative Agent in writing promptly (after being given a reasonable opportunity to review such Borrower Materials) that any such document contains material non-public information: (1) the Loan Documents and (2) notification of changes in the terms of the Loan Documents.

(e)    THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY CREDIT PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY CREDIT PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL AND NON-APPEALABLE RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Section 10.02    Waivers; Amendments.

(a)    No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of the Loans shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)    None of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified, and no consent to any departure by the Borrower or any other Credit Party therefrom shall be effective, except pursuant to an agreement or agreements in writing entered into by the Credit Parties and the Majority Lenders, and acknowledged by the Administrative Agent or Collateral Agent (as applicable), or by the Credit Parties and the Administrative Agent or Collateral Agent (as applicable) in each case with the consent of the Majority Lenders; provided that no such agreement shall:

(i)    increase the Commitment of any Lender without the written consent of such Lender;

(ii)    reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees or premium payable hereunder, without the written consent of each Lender affected thereby;

(iii)    postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees or premium payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any of the Aggregate Commitment, without the written consent of each Lender affected thereby (it being understood that any waiver of a mandatory prepayment of the Loans shall not constitute a postponement or waiver of a scheduled payment or date of expiration);

(iv)    change Section 2.13(b) or Section 2.13(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender;

(v)    except in connection with any Dispositions permitted in Section 6.05, release any Guarantor from its obligations under Article VII or release any of the Collateral without the written consent of each Lender;

(vi)    change any of the provisions of this Section or the definition of “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

(vii)     change (x) the definition of “Qualified Counterparty”, “Secured Obligations”, “Secured Party” or “Swap Intercreditor Agreement” in any manner adverse to the Qualified Counterparties, (y) Section 6.08, or (z) Section 9.07 in any manner that would eliminate or waive the requirements for a successor administrative agent hereunder to execute and deliver a Joinder Supplement (as defined in the Swap Intercreditor Agreement), in either case, without the written consent of each Qualified Counterparty;

provided further that (i) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent and (ii) the Fee Letter may only be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

(c)    Notwithstanding anything to the contrary contained in this Section 10.02, the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to correct any clerical errors or cure any ambiguity, omission, mistake, defect or inconsistency.

Section 10.03    Expenses; Indemnity; Damage Waiver.

(a)    The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Majority Lenders and each of their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Majority Lenders, in connection with the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated); provided that the Borrower’s obligation to pay such costs of the Majority Lenders (and not the Administrative Agent) incurred through the Effective Date is subject to, and included within, the cap set forth in Section 10.7 of the Securities Purchase Agreement, and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Majority Lenders or any other Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the Majority Lenders or any other Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)    THE CREDIT PARTIES SHALL INDEMNIFY THE ADMINISTRATIVE AGENT, THE LEAD LENDER AND EACH OTHER LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS OR ANY OTHER TRANSACTIONS CONTEMPLATED HEREBY, (II) ANY LOAN OR THE USE OF THE PROCEEDS THEREFROM, (III) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY, OR ANY OTHER ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY SUBSIDIARY, OR (IV) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER OR NOT SUCH CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING IS BROUGHT BY A CREDIT PARTY, ANY EQUITY HOLDERS OF A CREDIT PARTY, ANY AFFILIATES OF A CREDIT PARTY, ANY CREDITORS OF A CREDIT PARTY OR ANY OTHER THIRD PERSON AND WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR, SOLELY IN THE CASE OF A LENDER, FROM A CLAIM BROUGHT BY A CREDIT PARTY AGAINST SUCH LENDER FOR MATERIAL BREACH IN BAD FAITH OF SUCH LENDER’S OBLIGATIONS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS. FOR THE AVOIDANCE OF DOUBT, WITH RESPECT TO THE FOREGOING PROVISO “ANY INDEMNITEE” MEANS ONLY THE INDEMNITEE OR INDEMNITEES, AS THE CASE MAY BE, THAT ARE DETERMINED BY SUCH COURT IN SUCH JUDGMENT TO HAVE BEEN GROSSLY NEGLIGENT OR TO HAVE ENGAGED IN WILLFUL MISCONDUCT OR, SOLELY IN THE CASE OF A LENDER, MATERIALLY BREACHED THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN BAD FAITH AND NOT ANY OTHER INDEMNITEE. THIS SECTION 10.03(b) SHALL NOT APPLY WITH RESPECT TO TAXES (WHICH ARE SUBJECT TO SECTION 2.12 HEREOF) OTHER THAN ANY TAXES THAT REPRESENT LOSSES, CLAIMS OR DAMAGES ARISING FROM ANY NON-TAX CLAIM.

(c)    To the extent that any Credit Party fails to pay any amount required to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party thereof under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent thereof) or such Related Party of the Administrative Agent, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought (or if such unreimbursed amount or indemnity payment is sought after the date on which the Loans have been paid in full, in accordance with such Lender’s Applicable Percentage immediately prior to the date on which the Loans are paid in full)) of such unpaid amount. If any indemnity furnished to Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by Majority Lenders, until such additional indemnity is furnished. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any source against any amount due to the Administrative Agent under this paragraph (c).

(d)    To the extent permitted by applicable law, no party hereto shall assert, and each such party hereby waives, any claim against any other party hereto on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, the Loans or the use of the proceeds thereof; provided that, nothing in this clause (d) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(e)    The Lenders acknowledge and agree that all indemnification obligations of the “Administrative Agent” to the “Collateral Agent” or any sub-agent thereof or any Related Party of the “Collateral Agent” or any sub-agent thereof under Section 19(b) of the Swap Intercreditor Agreement shall (i) notwithstanding anything to the contrary provided in the Swap Intercreditor Agreement, be obligations of the Lenders (and not the Administrative Agent) to the “Collateral Agent” and such other Persons (payable by the Lenders in accordance with their respective Applicable Percentages (determined as of the time that the indemnity payment is sought (or if such indemnity payment is sought after the date on which the Loans have been paid in full, in accordance with each Lender’s Applicable Percentage immediately prior to the date on which the Loans are paid in full)) and (ii) the Administrative Agent and the “Collateral Agent” under the Swap Intercreditor Agreement may directly enforce such indemnification obligations against the Lenders (and each Lender hereby authorizes the Administrative Agent and the “Collateral Agent” to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent or the “Collateral Agent” to the Lender from any source against any amount due to the “Collateral Agent” under this paragraph (e).

(f)    All amounts due under this Section shall be payable not later than 10 days after written demand therefor.

(g)    The agreements in this Section 10.03 shall survive the resignation or removal of the Administrative Agent, the replacement of any Lender, the termination of this Agreement and the repayment, satisfaction or discharge of the Secured Obligations.

Section 10.04    Successors and Assigns.

(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and the Administrative Agent (and any attempted assignment or transfer by such Credit Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Except as set forth in Section 10.22 below, nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)

(i)    Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of (A) the Administrative Agent and (B) if no Event of Default has occurred and is continuing, the Borrower.

(ii)    Assignments shall be subject to the following additional conditions:

(A)    except in the case of an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of such Lender’s Commitment and such Lender’s Loans under this Agreement;

(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax forms required under Section 2.12.

For the purposes of this Section 10.04(b), the term “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means a (a) natural person, (b) company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (c) or the Borrower or any of its Affiliates.

(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.11, Section 2.12 and Section 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section except that any attempted assignment or transfer by any Lender that does not comply with clause (C) of Section 10.04(b)(ii) shall be null and void.

(iv)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment and the Applicable Percentage of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Credit Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Credit Parties and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any applicable tax forms (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section, and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04, Section 2.13(d) or Section 10.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)

(i)    Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.11 and Section 2.12 (subject to the requirements and limitations therein, including the requirements under Section 2.12(f) (it being understood, however, that the documentation required under Section 2.12(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant shall not be entitled to receive any greater payment under Section 2.11 or Section 2.12, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.13(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)    The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Ineligible Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is an Ineligible Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Ineligible Institution.

Section 10.05    Survival. All covenants, agreements, representations and warranties made by the Credit Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee, premium or any other amount payable under this Agreement is outstanding and so long as the Aggregate Commitment has not expired or terminated. The provisions of Section 2.11, Section 2.12, Section 10.03, Section 10.22, Article VII and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Aggregate Commitment or the termination of this Agreement or any provision hereof.

Section 10.06    Counterparts; Integration; Effectiveness; Electronic Execution.

(a)    This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)    Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.07    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 10.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of any Credit Party now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section and Section 7.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 10.09    GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a)    THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b)    EACH CREDIT PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)    EACH CREDIT PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)    EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.01. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 10.10     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.11    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 10.12    Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Requirements of Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Credit Parties and their obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than a Credit Party. For the purposes of this Section, “Information” means all information received from any Credit Party relating to any Credit Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Credit Party; provided that, in the case of information received from any Credit Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 10.13    Material Non-Public Information.

(a)    EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 10.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(b)    ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE CREDIT PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

Section 10.14    Authorization to Distribute Certain Materials to Public-Siders.

(a)    If the Borrower does not file this Agreement with the SEC, then the Borrower hereby authorizes the Administrative Agent to distribute the execution version of this Agreement and the Loan Documents to all Lenders, including their Public-Siders. The Borrower acknowledges its understanding that Public-Siders and their firms may be trading in any of the Parties’ respective securities while in possession of the Loan Documents.

(b)    The Borrower represents and warrants that none of the information in the Loan Documents constitutes or contains material non-public information within the meaning of the federal and state securities laws. To the extent that any of the executed Loan Documents constitutes at any time a material non-public information within the meaning of the federal and state securities laws after the date hereof, the Borrower agrees that it will promptly make such information publicly available by press release or public filing with the SEC.

Section 10.15    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender. In the event that, notwithstanding Section 10.09, applicable law is the law of the State of Texas and such applicable law provides for an interest ceiling under Chapter 303 of the Texas Finance Code (the “Texas Finance Code”) as amended, for each day, the ceiling shall be the “weekly ceiling” as defined in the Texas Finance Code and shall be used in this Note and the other Loan Documents for calculating the Maximum Rate and for all other purposes. Chapter 346 of the Texas Finance Code (which regulates certain revolving credit accounts (formerly Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15)) shall not apply to this Agreement or to any Loan, nor shall this Agreement or any Loan be governed by or be subject to the provisions of such Chapter 346 in any manner whatsoever.

Section 10.16    USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and the Administrative Agent hereby notifies each Credit Party that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender or the Administrative Agent to identify each Credit Party in accordance with the Act.

Section 10.17    Release of Guarantees and Liens.

(a)    At such time as the Loans and the other obligations under the Loan Documents (other than contingent indemnification obligations) shall have been paid in full and the Aggregate Commitment has been terminated, the Collateral shall, subject to the Swap Intercreditor Agreement, be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of each Credit Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person; and

(b)    If any of the Collateral shall be sold, transferred or otherwise disposed of by the Borrower or any Subsidiary in a transaction permitted by this Agreement, then the Administrative Agent, at the request and sole expense of the Borrower or any Subsidiary, shall, subject to the Swap Intercreditor Agreement, execute and deliver to the Borrower or any Subsidiary all releases or other documents reasonably necessary or desirable for the release of the Liens created by the Security Documents on such Collateral. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder and, subject to the Swap Intercreditor Agreement, under the other Security Documents in the event that all the Capital Stock of such Guarantor shall be Disposed of in a transaction permitted by this Agreement; provided that, in the case of this sentence and the immediately prior sentence, the Borrower shall have delivered to the Administrative Agent, at least five (5) Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the Disposition in reasonable detail, including the price thereof and any anticipated expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with this Agreement and the other Loan Documents (and the Lenders hereby authorize and direct the Administrative Agent to conclusively rely on such certifications in performing its obligations under this Section 10.17).

Section 10.18    Amendment and Restatement.

(a)    On the Effective Date, the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement, and the Existing Credit Agreement shall thereafter be of no further force and effect, except that the Borrower, the Guarantors, the Administrative Agent and the Lenders agree that (i) the incurrence by the Borrower of “Obligations” under and as defined in the Existing Credit Agreement (whether or not such “Obligations” are contingent as of the Effective Date) shall continue to exist under and be evidenced by this Agreement and the other Loan Documents and (ii) except as expressly stated herein or otherwise amended, the other Loan Documents are ratified and confirmed as remaining unmodified and in full force and effect with respect to all Obligations. This Agreement is not in any way intended to constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence payment of all or any portion of such obligations and liabilities. Each Lender, by delivering its signature page hereto and funding its Loans on the Effective Date, shall be deemed hereby to accept an assignment and assumption of its Applicable Percentage of the “Obligations” under and as defined in the Existing Credit Agreement which, for the avoidance of doubt, is a part of and not in addition to such Lender’s Commitment as reflected on Schedule 2.01 hereto.

(b)    The terms and conditions of this Agreement and the Administrative Agent’s and the Lenders’ rights and remedies under this Agreement and the other Loan Documents shall apply to all of the Indebtedness incurred under the Existing Credit Agreement.

(c)    On and after the Effective Date, (i) all references to the Existing Credit Agreement (or to any amendment or any amendment and restatement thereof) in the Loan Documents (other than this Agreement) shall be deemed to refer to the Existing Credit Agreement, as amended and restated hereby (as it may be further amended, modified or restated) and (ii) all references to any section (or subsection) of the Existing Credit Agreement or in any Loan Document (but not herein) shall be amended to become, mutatis mutandis, references to the corresponding provisions of this Agreement.

(d)    Except as expressly provided herein or in any other Loan Document, all terms and conditions of the Loan Documents remain in full force and effect unless specifically amended hereby or by any other Loan Document.

Section 10.19    Swap Intercreditor Agreement. In the event of a conflict between the provisions of any of the Loan Documents and the provisions of the Swap Intercreditor Agreement, the provisions of the Swap Intercreditor Agreement shall govern and control.

Section 10.20    INTERCREDITOR AGREEMENTS. REFERENCE IS MADE TO THE INTERCREDITOR AGREEMENT AND THE SWAP INTERCREDITOR AGREEMENT. EACH LENDER HEREUNDER (a) CONSENTS TO THE TERMS OF THE INTERCREDITOR AGREEMENT AND THE SWAP INTERCREDITOR AGREEMENT, (b) AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THE SWAP INTERCREDITOR AGREEMENT AND (c) AUTHORIZES AND

DIRECTS THE ADMINISTRATIVE AGENT (IN ITS CAPACITY AS “PRIORITY LIEN AGENT” UNDER THE INTERCREDITOR AGREEMENT AND IN ITS CAPACITIES AS “ADMINISTRATIVE AGENT” AND “COLLATERAL AGENT” UNDER THE SWAP INTERCREDITOR AGREEMENT) TO ENTER INTO THE INTERCREDITOR AGREEMENT AND THE SWAP INTERCREDITOR AGREEMENT ON BEHALF OF SUCH LENDER. THE PROVISIONS OF THIS SECTION 10.20 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THE SWAP INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO EACH OF THE INTERCREDITOR AGREEMENT AND THE SWAP INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENT AND THE SWAP INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENT OR THE SWAP INTERCREDITOR AGREEMENT.

Section 10.21    Master Assignment. Each of the Lenders party hereto hereby (a) ratifies the appointment of Wilmington Trust as “Mortgagee,” “Secured Party” or “Grantee”, as applicable, under each of the Mortgages, and as “Administrative Agent,” the “Collateral Agent,” and a “Secured Party” under the Security Instruments and in any other equivalent capacity under each other Loan Document and Security Instrument (with terms defined in this clause (a) having the meanings provided in the Master Assignment), (b) acknowledges and agrees to the terms and provisions of the Master Assignment (including the collateral release and assignment provisions set forth in Section 14 of the Master Assignment) and (c) agrees to be bound by the release provisions of Section 14 of the Master Assignment.

Section 10.22    Limited Third Party Beneficiaries. The parties hereto acknowledge and agree that each Secured Party not party to this Agreement (including, for the avoidance of doubt, the Collateral Agent and each Qualified Counterparty and each Initial Swap ISDA Counterparty satisfying the definition of “Secured Party” hereunder) shall be an express third party beneficiary under Article VII and Section 10.20 of this Agreement and, as such, Article VII and Section 10.20 of this Agreement will inure to the benefit of each such Secured Party and be enforceable by each such Secured Party and its respective successors and assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

GASTAR EXPLORATION INC.

By:	/s/ J. Russell Porter
Name:	J. Russell Porter
Title:	President and Chief Executive Officer

GUARANTORS:

NORTHWEST PROPERTY VENTURES LLC

By:	/s/ J. Russell Porter
Name:	J. Russell Porter
Title:	President and Chief Executive Officer

Signature Page to

Gastar Exploration Inc. Credit Agreement

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Jennifer Anderson
Name:	Jennifer Anderson
Title:	Assistant Vice President

Signature Page to

Gastar Exploration Inc. Credit Agreement

AF V Energy I Holdings, L.P., as a Lender

By:	/s/ Jesse Yanocha
Name:	Jesse Yanocha
Title:	Authorized Signatory

Signature Page to

Gastar Exploration Inc. Credit Agreement

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the Credit Agreement (including any guarantees included in the Credit Agreement) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]]

3.	Borrower:	Gastar Exploration Inc.

4.	Administrative Agent:	Wilmington Trust, National Association, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	Third Amended and Restated Credit Agreement, dated as of March 3, 2017 among Gastar Exploration Inc., as Borrower, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto, and Wilmington Trust, National Association, as Administrative Agent

6.	Assigned Interest:

Aggregate Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Applicable Percentage of Commitment/Loans
$	$	%
$	$	%
$	$	%

GASTAR EXPLORATION INC. CREDIT AGREEMENT – EXHIBIT A – PAGE 1

Effective Date:                  , 20

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

GASTAR EXPLORATION INC. CREDIT AGREEMENT – EXHIBIT A – PAGE 2

[Consented to and] Accepted:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent

By:
Title:

[Consented to:]

GASTAR EXPLORATION INC.

By:
Title:

GASTAR EXPLORATION INC. CREDIT AGREEMENT – EXHIBIT A – PAGE 3

ANNEX 1

Third Amended and Restated Credit Agreement dated as of March 3, 2017 among Gastar Exploration Inc., as Borrower, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto and Wilmington Trust, National Association, as Administrative Agent.

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any Collateral thereunder, (iii) the financial condition of the Borrower, any Subsidiary or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any Subsidiary or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is not an Ineligible Institution and satisfies all other requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and

GASTAR EXPLORATION INC. CREDIT AGREEMENT – ANNEX 1 OF EXHIBIT A – PAGE 1

adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Electronic System shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

GASTAR EXPLORATION INC. CREDIT AGREEMENT – ANNEX 1 OF EXHIBIT A – PAGE 2

EXHIBIT B

FORM OF BORROWING REQUEST

Wilmington Trust, National Association, as Administrative Agent

1100 North Market Street

Wilmington, DE 19890

Attn: Jennifer K. Anderson

Fax No.: (302) 636-4145

Email address: jkanderson@wilmingtontrust.com

[Date]

Ladies and Gentlemen:

The undersigned, GASTAR EXPLORATION INC., a Delaware corporation (the “Borrower”), refers to that certain Credit Agreement, dated as of March 3, 2017 (as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Wilmington Trust, National Association, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a borrowing of Loans under the Credit Agreement, and in connection therewith sets forth below the terms on which such borrowing is requested to be made:

(A)	Date of Borrowing
(which is a Business Day)

(B)	Principal Amount of Borrowing

(C)	Fundsare requested to be disbursed to the following account of Borrower:

[Remainder of page intentionally left blank]

GASTAR EXPLORATION INC. CREDIT AGREEMENT – EXHIBIT B – PAGE 1

GASTAR EXPLORATION INC.

By:
Name:
Title:

GASTAR EXPLORATION INC. CREDIT AGREEMENT – EXHIBIT B – PAGE 2

EXHIBIT C

COUNTERPART AGREEMENT

This COUNTERPART AGREEMENT, dated [                    ] (this “Counterpart Agreement”) is delivered pursuant to that certain Third Amended and Restated Credit Agreement, dated as of March 3, 2017 (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Gastar Exploration Inc., as Borrower, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto, and Wilmington Trust, National Association, as Administrative Agent (the “Administrative Agent”).

Section 1. Pursuant to Section 5.14 of the Credit Agreement, the undersigned hereby:

(a)     agrees that this Counterpart Agreement may be attached to the Credit Agreement and that by the execution and delivery hereof, the undersigned becomes a Guarantor under the Credit Agreement and agrees to be bound by all of the terms thereof;

(b)    represents and warrants that each of the representations and warranties set forth in the Credit Agreement and each other Loan Document and applicable to the undersigned is true and correct in all material respects both before and after giving effect to this Counterpart Agreement (other than those representations and warranties that are subject to a materiality qualifier, in which case such representations and warranties shall be true and correct in all respects), except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct in all material respect as of such earlier date (other than those representations and warranties that are subject to a materiality qualifier, in which case such representations and warranties shall be true and correct in all respects as of such earlier date), if applicable to the undersigned;

(c)    certifies that no Default has occurred or is continuing as of the Effective Date, or will result from the transactions contemplated hereby;

(d)    agrees to irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) and in accordance with Article VII of the Credit Agreement; and

(e)    (i) agrees that this counterpart may also be attached to the Security Agreement, (ii) agrees that the undersigned will comply with all the terms and conditions of the Security Agreement as if it were an original signatory thereto, (iii) grants to the Administrative Agent a security interest in all of the undersigned’s right, title and interest in and to all “Collateral” (as such term is defined in the Security Agreement) of the undersigned, in each case whether now or hereafter existing or in which the undersigned now has or hereafter acquires an interest and wherever the same may be located and (iv) delivers to the Administrative Agent supplements to all schedules attached to the Security Agreement. All such Collateral shall be deemed to be part of the “Collateral” and hereafter subject to each of the terms and conditions of the Security Agreement.

Section 2. The undersigned agrees from time to time, upon request of the Administrative Agent, to take such additional actions and to execute and deliver such additional documents and instruments as the Administrative Agent may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Counterpart Agreement. Neither this Counterpart Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Counterpart Agreement) against whom

GASTAR EXPLORATION INC. CREDIT AGREEMENT – EXHIBIT C – PAGE 1

enforcement of such change, waiver, discharge or termination is sought. Any notice or other communication herein required or permitted to be given shall be given pursuant to Section 11.01 of the Credit Agreement, and for all purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

GASTAR EXPLORATION INC. CREDIT AGREEMENT – EXHIBIT C – PAGE 2

IN WITNESS WHEREOF, the undersigned has caused this Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

[NAME OF SUBSIDIARY]

By:
Name:
Title:

Address for Notices:

Attention:

Telecopier:

with a copy to:

Attention:

Telecopier:

ACKNOWLEDGED AND ACCEPTED, as of the date above first written:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

GASTAR EXPLORATION INC. CREDIT AGREEMENT – EXHIBIT C – PAGE 3

EXHIBIT D

FORM OF INTERCREDITOR AGREEMENT

(See Attached)

GASTAR EXPLORATION INC. CREDIT AGREEMENT – EXHIBIT D – PAGE 1

EXHIBIT E

FORM OF MORTGAGE

(See Attached)

GASTAR EXPLORATION INC. CREDIT AGREEMENT – EXHIBIT E – PAGE 1

EXHIBIT F

FORM OF SECURITY AGREEMENT

(See Attached)

GASTAR EXPLORATION INC. CREDIT AGREEMENT – EXHIBIT F – PAGE 1

EXHIBIT G

NOTE

New York, New York	,

FOR VALUE RECEIVED, the undersigned GASTAR EXPLORATION INC., a Delaware corporation (“Borrower”) hereby unconditionally promises to pay to                      (the “Lender”) or its registered assigns the principal sum equal to its Commitment as set forth in the Credit Agreement (as hereinafter defined), or, if greater or less, the aggregate unpaid principal amount of the Loans advanced by Lender to Borrower pursuant to the terms of the Credit Agreement, together with interest on the unpaid principal balance thereof as set forth in the Credit Agreement, both principal and interest payable as therein provided in lawful money of the United States of America at the offices of Administrative Agent provided in Section 11.01 of the Credit Agreement, or at such other place, as from time to time may be designated by Administrative Agent in accordance with the Credit Agreement.

The principal and all accrued interest on this Note shall be due and payable in accordance with the terms and provisions of the Credit Agreement. This Note is executed pursuant to that certain Third Amended and Restated Credit Agreement dated as of March 3, 2017, among Borrower, certain Subsidiaries of Borrower, as Guarantors, the Administrative Agent and the Lenders party thereto (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), is one of the promissory notes referred to in Section 2.05(e) therein and is secured by the Security Documents. Reference is made to the Credit Agreement and the Loan Documents for a statement of prepayment rights and obligations of Borrower, for a statement of the terms and conditions under which the due date of this Note may be accelerated and for statements regarding other matters affecting this Note (including without limitation principal and interest payment due dates, voluntary and mandatory prepayments, exercise of rights and remedies, payment of attorneys’ fees, court costs and other costs of collection and certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder). Upon the occurrence of an Event of Default, the Administrative Agent may declare forthwith to be entirely and immediately due and payable the principal balance hereof and the interest accrued hereon, and the Lender shall have all rights and remedies of the Lender under the Credit Agreement and the other Loan Documents. This Note may be prepaid in accordance with the terms and provisions of the Credit Agreement.

Regardless of any provision contained in this Note, the holder hereof shall never be entitled to receive, collect or apply, as interest on this Note, any amount in excess of the Maximum Rate, and, if the holder hereof ever receives, collects, or applies as interest, any such amount which would be excessive interest, it shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the indebtedness evidenced hereby is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Borrower and the holder hereof shall, to the maximum extent permitted under applicable law (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of the obligations evidenced by this Note and/or referred to in the Credit Agreement so that the interest rate is uniform throughout the entire term of this Note; provided that, if this Note is paid and performed in full prior to the end of the full contemplated term thereof; and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the holder hereof shall refund to Borrower the amount of such excess or credit the amount of such excess against the indebtedness evidenced hereby, and, in such event, the holder hereof shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

GASTAR EXPLORATION INC. CREDIT AGREEMENT – EXHIBIT G – PAGE 1

If any payment of principal or interest on this Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.

If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceedings, Borrower agrees to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys’ fees.

Borrower and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, notice of intention to accelerate the maturity, protest, notice of protest and nonpayment, as to this Note and as to each and all installments hereof, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all such renewals, extensions, indulgences, releases or changes.

This Note shall be governed by and construed in accordance with the applicable laws of the United States of America and the laws of the State of New York.

THIS NOTE, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

GASTAR EXPLORATION INC. CREDIT AGREEMENT – EXHIBIT G – PAGE 2

EXECUTED as of the date and year first above written.

BORROWER:

GASTAR EXPLORATION INC.

By:
Name:
Title:

GASTAR EXPLORATION INC. CREDIT AGREEMENT – EXHIBIT G – PAGE 3

EXHIBIT H-1

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Third Amended and Restated Credit Agreement, dated as of March 3, 2017 (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), by and among Gastar Exploration Inc., as Borrower, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto, and Wilmington Trust, National Association, as Administrative Agent.

Pursuant to the provisions of Section 2.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

GASTAR EXPLORATION INC. CREDIT AGREEMENT – EXHIBIT H-1 – PAGE 1

EXHIBIT H-2

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Third Amended and Restated Credit Agreement, dated as of March 3, 2017 (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), by and among Gastar Exploration Inc., as Borrower, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto, and Wilmington Trust, National Association, as Administrative Agent.

Pursuant to the provisions of Section 2.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

GASTAR EXPLORATION INC. CREDIT AGREEMENT – EXHIBIT H-2 – PAGE 1

EXHIBIT H-3

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Third Amended and Restated Credit Agreement, dated as of March 3, 2017 (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), by and among Gastar Exploration Inc., as Borrower, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto, and Wilmington Trust, National Association, as Administrative Agent.

Pursuant to the provisions of Section 2.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY (or applicable successor form) accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) or (ii) an IRS Form W-8IMY (or applicable successor form) accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

GASTAR EXPLORATION INC. CREDIT AGREEMENT – EXHIBIT H-3 – PAGE 1

EXHIBIT H-4

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Third Amended and Restated Credit Agreement, dated as of March 3, 2017 (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), by and among Gastar Exploration Inc., as Borrower, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto, and Wilmington Trust, National Association, as Administrative Agent.

Pursuant to the provisions of Section 2.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY (or applicable successor form) accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) or (ii) an IRS Form W-8IMY (or applicable successor form) accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

GASTAR EXPLORATION INC. CREDIT AGREEMENT – EXHIBIT H-4 – PAGE 1

SCHEDULE 2.01

COMMITMENTS

Lender	Commitment	Percent of Aggregate Commitment
AF V Energy I Holdings, L.P.	$250,000,000.00	100%

TOTAL:	$250,000,000.00	100%